UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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PILGRIM’S PRIDE CORPORATION

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Pilgrim’s Pride Corporation
1770 Promontory Circle
Greeley, Colorado 80634
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 1, 2019
The annual meeting of stockholders of Pilgrim’s Pride Corporation will be held at Pilgrim’s Pride corporate headquarters, at 1770 Promontory Circle, Greeley, Colorado, on Wednesday, May 1, 2019, at 8:00 a.m., local time, to consider and vote on the following matters:

1.	To elect Gilberto Tomazoni, Denilson Molina, Wallim Cruz De Vasconcellos Junior, Vincent Trius, Andre Nogueira de Souza, and Farha Aslam as the six JBS Directors for the ensuing year;

2.	To elect Michael L. Cooper, Charles Macaluso, and Arquimedes A. Celis as the three Equity Directors for the ensuing year;

3.	To conduct a stockholder advisory vote on executive compensation;

4.	To vote on a proposal regarding the Pilgrim’s Pride Corporation 2019 Long Term Incentive Plan;

5.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2019;

6.	To vote on a stockholder proposal, if properly presented, to provide a report regarding the reduction of water of pollution;

7.	To vote on a stockholder proposal, if properly presented, to provide a report on human rights due diligence; and

8.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.
No other matters are expected to be voted on at the annual meeting.
The Board of Directors has fixed the close of business on March 12, 2019, as the record date for determining stockholders entitled to notice of, and to vote at, the annual meeting. If you owned shares of our common stock at the close of business on that date, you are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, please vote at your earliest convenience. Most stockholders have three options for submitting their votes prior to the meeting:
(1)    via the internet;
(2)    by telephone; or
(3)    by mail.
Please refer to the specific instructions set forth on the enclosed proxy card.
Admission to the annual meeting will be limited to our stockholders, proxy holders and invited guests. If you are a stockholder of record, please bring photo identification to the annual meeting. If you hold shares through a bank, broker or other third party, please bring photo identification and a current brokerage statement.

JAYSON PENN
Greeley, Colorado	Chief Executive Officer and
April 5, 2019	President

YOUR VOTE IS IMPORTANT!
PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY OR VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 1, 2019: The Proxy Statement and the 2018 Annual Report on Form 10-K are available at www.envisionreports.com/PPC. Enter the 12-digit control number located on the proxy card and click “View Stockholder Material.”

Pilgrim’s Pride Corporation
1770 Promontory Circle
Greeley, Colorado 80634

PROXY STATEMENT

GENERAL INFORMATION
Why did I receive this proxy statement?
The Board of Directors (the “Board of Directors” or the “Board”) of Pilgrim’s Pride Corporation is soliciting stockholder proxies for use at our annual meeting of stockholders to be held at the Pilgrim’s Pride corporate headquarters, at 1770 Promontory Circle, Greeley, Colorado, on Wednesday, May 1, 2019, at 8:00 a.m., local time, and any adjournments thereof (the “Annual Meeting” or the “meeting”). This proxy statement, the accompanying proxy card and the annual report to stockholders of Pilgrim’s Pride Corporation are being mailed on or about April 5, 2019. Throughout this proxy statement, we will refer to Pilgrim’s Pride Corporation as “Pilgrim’s Pride,” “Pilgrim’s,” “PPC,” “we,” “us” or the “Company.”
What is the record date for the Annual Meeting and why is it important?
The Board of Directors has fixed March 12, 2019 as the record date for determining stockholders who are entitled to vote at the Annual Meeting (the “Record Date”). At the close of business on the Record Date, Pilgrim’s Pride had 249,423,915 shares of common stock, par value $0.01 per share, outstanding.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most stockholders of Pilgrim’s Pride hold their shares through a broker, bank or other nominee, rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholders of Record: If your shares are registered directly in your name with our transfer agent, you are considered a stockholder of record with respect to those shares. As a stockholder of record, you have the right to vote in person at the meeting.
Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered a beneficial owner of shares held in “street name.” As a beneficial owner, you have the right to direct your broker on how to vote your shares, and you are also invited to attend the meeting. Since you are not a stockholder of record, however, you may not vote your shares in person at the meeting unless you obtain a signed proxy from the holder of record giving you the right to vote the shares.
How do I attend and be admitted to the Annual Meeting?
You are entitled to attend the Annual Meeting only if you were a Pilgrim’s Pride stockholder as of the close of business on March 12, 2019 or if you hold a valid proxy for the Annual Meeting. If you plan to attend the physical meeting, please be aware of what you will need for admission as described below. If you do not provide photo identification and comply with the other procedures described here for attending the Annual Meeting in person, you will not be admitted to the meeting location.
Stockholders of Record: If your shares are registered directly in your name with our transfer agent, your shares will be on a list maintained by the inspector of elections. You must present a government-issued photo identification, such as a driver’s license, state-issued ID card, or passport.
Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you must provide proof of beneficial ownership as of the record date, such as an account statement or similar evidence of ownership, along with a government-issued photo identification, such as a driver’s license, state-issued ID card, or passport.

What is a proxy?
A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the proxies appointed by the Board and identified on the proxy card the authority to vote your shares in the manner you indicate on your proxy card.
What if I receive more than one proxy card?
You will receive multiple proxy cards if you hold shares of our common stock in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held in “street name” (i.e., by a broker, bank or other nominee), you will receive your proxy card or voting information from your nominee, and you must return your voting instructions to that nominee. You should complete, sign and return each proxy card you receive or submit your voting instructions for each proxy card.
What are the voting rights of the common stock?
Each holder of record of our common stock on the Record Date is entitled to cast one vote per share on each matter presented at the meeting.
What are the two categories of Directors?
The Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides for six JBS S.A. (“JBS”) Directors and three Equity Directors.
JBS Directors are the six Directors designated as JBS Directors pursuant to the terms of the Company’s Certificate of Incorporation or their successors nominated or appointed by the JBS Nominating Committee. The current JBS Directors are Gilberto Tomazoni, Denilson Molina, Andre Nogueira de Souza and Wallim Cruz De Vasconcellos Junior. As of the date this proxy statement is mailed to our stockholders, two vacancies exist with respect to the JBS Directors.
Equity Directors are the three Directors designated as Equity Directors pursuant to the terms of the Company’s Certificate of Incorporation or their successors nominated or appointed by the Equity Nominating Committee or any stockholders other than JBS and its affiliates (“Minority Investors”). The current Equity Directors are David E. Bell, Michael L. Cooper, and Charles Macaluso. Dr. Bell will cease to be a Director effective as of the Annual Meeting.
What are the differences between the categories of Directors?
All of our Directors serve equal one-year terms. However, only JBS Directors can serve as members of the JBS Nominating Committee, and only Equity Directors can serve as members of the Equity Nominating Committee.
The stockholders agreement between us and an affiliate of JBS dated December 28, 2009 (as amended, the “JBS Stockholders Agreement”) requires JBS and its affiliates to vote all of Pilgrim’s Pride common stock that they hold in the same manner as the shares held by all Minority Investors with respect to the election or removal of Equity Directors. Consequently, the vote of the Minority Investors will determine the outcome of the election of Equity Directors.
With respect to all other matters submitted to a vote of holders of common stock, including the election or removal of any JBS Directors, JBS and its affiliates may vote shares of common stock held by them at their sole and absolute discretion.
What is the “Say-on-Pay” Vote?
With Proposal 3, the Board is providing stockholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our Named Executive Officers.

How do I vote my shares?
If you are a “stockholder of record,” you have several choices. You can vote your proxy:

•	via the internet;

•	over the telephone; or

•	by completing, dating, signing and mailing the enclosed proxy card;
Please refer to the specific instructions set forth on the enclosed proxy card.
If you are a stockholder of record, you have the right to vote in person at the meeting. If you are a beneficial owner, your broker, bank or nominee will provide you with materials and instructions for voting your shares. As a beneficial owner, you have the right to direct your broker on how to vote your shares. However, you may not vote your shares in person at the meeting unless you obtain a signed proxy from the holder of record giving you the right to vote the shares.
If you are a current or former employee of Pilgrim’s Pride who holds shares in either the Pilgrim’s Pride Corporation Retirement Savings Plan or the To-Ricos Employee Savings and Retirement Plan, your vote serves as a voting instruction to the trustee for this plan. To be timely, if you vote your shares in the Pilgrim’s Pride Corporation Retirement Savings Plan or the To-Ricos Employee Savings and Retirement Plan by telephone or internet, your vote must be received by 1:00 a.m., Eastern Time, on April 29, 2019. If you do not vote by telephone or internet, please return your proxy card as soon as possible. If you vote in a timely manner, the trustee will vote the shares as you have directed. If you do not vote, or if you do not vote in a timely manner, the trustee will vote your shares in the same proportion as the shares voted by participants who timely return their cards to the trustee.
What are the Board’s recommendations on how I should vote my shares?
The Board recommends that you vote your shares as follows:

Proposal 1:	FOR the election of all six nominees for JBS Director.

Proposal 2:	FOR the election of all three nominees for Equity Director.

Proposal 3:	FOR the approval of the advisory vote on executive compensation.

Proposal 4:	FOR the approval of the Pilgrim’s Pride Corporation 2019 Long Term Incentive Plan.

Proposal 5:	FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2019.

Proposal 6:	AGAINST the stockholder proposal to provide a report regarding the reduction of water pollution.

Proposal 7:	AGAINST the stockholder proposal to provide a report on human rights due diligence.
What are my choices when voting?
With respect to:

Proposal 1:
You may either (1) vote “FOR” the election of all JBS Director nominees as a group; (2) withhold your vote on all JBS Director nominees as a group; or (3) vote “FOR” the election of all JBS Director nominees as a group except for certain nominees identified by you in the appropriate area on the proxy card or voting instructions.

Proposal 2:
You may either (1) vote “FOR” the election of all Equity Director nominees as a group; (2) withhold your vote on all Equity Director nominees as a group; or (3) vote “FOR” the election of all Equity Director nominees as a group except for certain nominees identified by you in the appropriate area on the proxy card or voting instructions.

Proposal 3:	You may vote “FOR” or “AGAINST” the proposal, or you may elect to abstain from voting your shares. Abstaining will have the same effect as a vote against the proposal, as discussed below.

Proposal 4:	You may vote “FOR” or “AGAINST” the proposal, or you may elect to abstain from voting your shares. Abstaining will have the same effect as a vote against the proposal, as discussed below.

Proposal 5:	You may vote “FOR” or “AGAINST” the proposal, or you may elect to abstain from voting your shares. Abstaining will have the same effect as a vote against the proposal, as discussed below.

Proposal 6:	You may vote “FOR” or “AGAINST” the proposal, or you may elect to abstain from voting your shares. Abstaining will have the same effect as a vote against the proposal, as discussed below.

Proposal 7:	You may vote “FOR” or “AGAINST” the proposal, or you may elect to abstain from voting your shares. Abstaining will have the same effect as a vote against the proposal, as discussed below.
How will my shares be voted if I do not specify my voting instructions?
If you sign and return your proxy card without indicating how you want your shares to be voted, the proxies appointed by the Board will vote your shares as follows:

Proposal 1:	FOR the election of all six nominees for JBS Director.

Proposal 2:	FOR the election of all three nominees for Equity Director.

Proposal 3:	FOR the approval of the advisory vote on executive compensation.

Proposal 4:	FOR the approval of the Pilgrim’s Pride Corporation 2019 Long Term Incentive Plan.

Proposal 5:	FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2019.

Proposal 6:	AGAINST the stockholder proposal to provide a report regarding the reduction of water pollution.

Proposal 7:	AGAINST the stockholder proposal to provide a report on human rights due diligence.
If you are a current or former employee of Pilgrim’s Pride who holds shares through the Pilgrim’s Pride Corporation Retirement Savings Plan or the To-Ricos Employee Savings and Retirement Plan you will be given the opportunity to provide instruction to the trustee with respect to how to vote your shares. Any shares for which instructions are not received (1) will be voted by the trustee in accordance with instructions provided by Pilgrim’s Pride with respect to shares held under the Pilgrim’s Pride Corporation Retirement Savings Plan and (2) will not be voted with respect to shares held under the To-Ricos Employee Savings and Retirement Plan.
What is a quorum?
A “quorum” is necessary to hold the meeting. A quorum consists of a majority of the voting power of our common stock issued and outstanding and entitled to vote at the meeting, including the voting power that is present in person or by proxy. The shares of a stockholder whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the Annual Meeting to determine whether a quorum is present. If a quorum is not represented in person or by proxy at the meeting or any adjourned meeting, the chairman of the meeting may postpone the meeting from time to time until a quorum will be represented. At any adjourned meeting at which a quorum is represented, any business may be transacted that might have been transacted at the meeting as originally called. JBS owned or controlled over 50% of the voting power of our outstanding common stock on the Record Date. Therefore, JBS will be able to assure a quorum is present.
What vote is required to approve the proposals for the election of the JBS Directors and the Equity Directors?
Directors will be elected by a plurality of the voting power of our common stock present in person or represented by proxy and entitled to vote at the meeting. This means that the director who receives the most votes will be elected.
Because JBS owned or controlled over 50% of the voting power of our outstanding common stock on the Record Date, it will be able to elect all of the nominees for JBS Directors and, with certain exceptions, determine the outcome of all other matters presented to a vote of the stockholders. The JBS Stockholders Agreement, however, requires JBS and its affiliates to vote all of Pilgrim’s Pride common stock owned by them in the same manner as the shares held by the Minority Investors with respect to the election or removal of Equity Directors. Consequently, the vote of the Minority Investors will determine the outcome of Proposal 2.
What vote is required for advisory approval of executive compensation?
With regard to Proposal 3, the stockholder advisory vote on executive compensation, the results of this vote are not binding on the Board, meaning that our Board will not be obligated to take any compensation actions or to adjust our executive compensation programs or policies, as a result of the vote. Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a majority of the votes present in person or represented by proxy and eligible to vote at the Annual Meeting.
What vote is required for the approval of the Pilgrim’s Pride Corporation 2019 Long Term Incentive Plan, the appointment of KPMG LLP, the stockholder proposals and to approve any other item of business to be voted upon at the meeting?
The affirmative vote of a majority of the voting power of our outstanding common stock present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of our independent registered public accounting firm, to approve the stockholder proposals and to approve any other item of business to be voted upon at the meeting.
With respect to approval of any other item of business to be voted upon at the meeting, including the election or removal of any JBS Directors, JBS and its affiliates may vote shares of Pilgrim’s Pride common stock held by them at their sole and absolute discretion.
How are abstentions and broker non-votes treated?
Abstentions from voting on any matter will be counted in the tally of votes. Abstentions will have no effect on the election of Directors. However, an abstention will have the same effect as a vote against any other proposals.
A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. A broker non-vote will be deemed “present” at the Annual Meeting and will be counted for purposes of determining whether a quorum exists. Under the rules that govern brokers who are voting with respect to shares held by them in street name, if the broker has not been furnished with voting instructions by its client at least ten days before the meeting, those brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the appointment of an independent registered public accounting firm, submitted to the stockholders in Proposal 5. Non-routine matters include the election of Directors in Proposal 1 and Proposal 2, the advisory vote on executive compensation in Proposal 3, the approval of the Pilgrim’s Pride Corporation 2019 Long Term Incentive Plan in Proposal 4, and the stockholder proposals submitted to stockholders in Proposal 6 and Proposal 7. With regard to Proposal 1, Proposal 2, Proposal 3, Proposal 4, Proposal 6 and Proposal 7, brokers have no discretion to vote shares where no voting instructions are received, and no vote will be cast if you do not vote on those proposals. Consequently, broker non-votes will have no effect on the elections of Directors and will have the same effect as a vote against any other proposals.
We urge you to vote on ALL voting items.

Can I change my vote after I have mailed in my proxy card?
Yes. You may revoke your proxy by doing one of the following:

•	by sending to the Secretary of the Company a written notice of revocation that is received prior to the meeting;

•	by submitting a new proxy card bearing a later date to the Secretary of the Company so that it is received prior to the meeting; or

•	by attending the meeting and voting your shares in person.
Who will pay the cost of this proxy solicitation?
We will pay the cost of preparing, printing and mailing this proxy statement and of soliciting proxies. We will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to beneficial owners of our common stock and will reimburse these parties for their reasonable and customary charges or expenses.
Is this proxy statement the only way that proxies are being solicited?
No. In addition to mailing these proxy materials, certain of our Directors, officers or employees may solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.
Stockholder Proposals for 2020 Annual Meeting of Stockholders
We currently expect that our 2020 annual meeting of stockholders will be held on Wednesday, April 29, 2020. Our bylaws state that a stockholder must have given our Secretary written notice, at our principal executive offices, of the stockholder’s intent to present a proposal (including nominations of Directors) at the 2020 annual meeting of stockholders by December 31, 2019, but not before August 3, 2019. Additionally, in order for stockholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be considered for inclusion in the proxy materials for the 2020 annual meeting of stockholders, they must be received by our Secretary at our principal executive offices no later than the close of business on December 7, 2019.

PROPOSAL 1. ELECTION OF JBS DIRECTORS
Subject to limited exceptions, our Certificate of Incorporation specifies that the Board of Directors will consist of nine members. Our Board currently has seven members. Proxies cannot be voted for a greater number of persons than the nine nominees named.
Pursuant to our Certificate of Incorporation and our bylaws, our Board of Directors includes six JBS Directors, including the Chairman of the Board, who are designated by the JBS Nominating Committee. As of the date this proxy statement is mailed to our stockholders, two vacancies exist with respect to the JBS Directors.
At the Annual Meeting, nine Directors, including six JBS Directors, are to be elected, each to hold office for one year or until his or her successor is duly elected and qualified. Unless otherwise specified on the proxy card or voting instructions, the shares represented by the proxy will be voted for the election of the six nominees named below. If any JBS Director nominee becomes unavailable for election, it is intended that such shares will be voted for the election of a substitute nominee selected by the JBS Nominating Committee. Our Board of Directors has no reason to believe that any substitute nominee or nominees will be required.
Nominees for JBS Directors
Gilberto Tomazoni, 60, has served as Chairman of the Board of Pilgrim’s Pride Corporation, since July 2013. Beginning in 2013, Mr. Tomazoni also served as president of the Global Poultry Division of JBS. Before joining JBS, Mr. Tomazoni spent four years with Bunge Alimentos S.A. as Vice President of Foods and Ingredients. Prior to that, Mr. Tomazoni served 27 years with Sadia S.A., a leading provider of both frozen and refrigerated food products in Brazil, in various roles, including Chief Executive Officer from 2004 to 2009. He earned an M.A. degree in management development in 1991 from Fundação de Ensino do Desenvolvimento and a B.Sc. degree in mechanical engineering in 1982 from the Universidade Federal de Santa Catarina. Mr. Tomazoni has served as a board member of Brazil Fast Food Corporation since 2009, a member of the International Advisory Council for Fundação Dom Cabral since 2009 and a member of the Chamber of Commerce, Industry and Tourism-Brazil/Russia since 2008.
Mr. Tomazoni brings over 30 years of diverse poultry, protein, and food industry experience to the Company. Mr. Tomazoni’s extensive experience and education in the global poultry industry provides invaluable direction to the Company’s strategies domestically and in international markets. As Chairman of the Board, Mr. Tomazoni has direct oversight of Pilgrim’s strategy and operations.
Denilson Molina, 51, has served as a Director since June 2017. He has served as the Chief Financial Officer of JBS USA Food Company since 2011. Previously, he worked at Banco de Brasil for nearly 20 years. At Banco de Brasil, he held several executive positions leading projects and transactions in the corporate, commercial wholesale, and retail sectors. Mr. Molina holds an M.B.A. education level. In addition, he is a graduate of the Advanced Management Program at the Chicago Booth School of Business.
We believe Mr. Molina’s extensive financial, management and operations experience qualifies him to serve on our Board. In addition, his extensive knowledge and experience in the protein industry brings great value to our Board of Directors and our company.
Wallim Cruz De Vasconcellos Junior, 61, has served as a Director since December 2009. He has served as a Partner of Iposeira Partners Ltd, a provider of advisory services for mergers and acquisitions and restructuring transactions, since 2003. Mr. Vasconcellos served as a Consultant to IFC/World Bank from 2003 to 2008. He was a former board member of Santos Brasil S.A. and served as a board member of Cremer S.A. from 2006 to 2008.
Regarded as one of Brazil’s preeminent business strategists, Mr. Vasconcellos brings to the Board real-time experience in the areas of mergers and acquisitions, capital markets, finance, and restructurings, and offers unique insights into global market strategies. In addition, Mr. Vasconcellos’ experience working on behalf of public financial institutions enables him to provide perspective and oversight with regard to the Company’s financial strategies.
Vincent Trius, 61, served prior to his retirement in 2014 as the President and director of Loblaw Company Limited, Canada’s leader in food retail and pharmacy, from 2011 to 2014. Before joining Loblaw, he held various executive and directorship positions at Carrefour SA from 2010 to 2011, Wal-Mart Stores, Inc. from 1996 to 2009,

Dairy Farm International from 1992 to 1996, REVCO Drugstores Inc. from 1985 to 1992, and EJKorvetes Forest City Enterprises from 1978 to 1985. During his employment with Wal-Mart Stores Inc., Mr. Trius was awarded the “Top Executive of the Year - Brazilian Retail Sector” for years 2007 and 2006 and “Sam M. Walton Entrepreneur” in 2005, the highest honor award to a Wal-Mart associate worldwide. He completed Executive General Manager Courses from Harvard Business School in 2001 and Darden School of Business in 1995. He also completed International Retail Management Course from Ashridge College, U.K. in 1993. He obtained his degree in Economics from University of Economics, Barcelona, Spain in 1978.
Mr. Trius brings excellent leadership and expertise in areas of retail to the Board. His extensive experience managing business operations located internationally are valuable to the Board with regard to both the Company’s domestic and international operations.
Andre Nogueira de Souza, 50, has served as a Director since October 2014. Since January 1, 2013, Mr. Nogueira served as President and Chief Executive Officer of JBS USA Holdings, which holds the U.S., Canadian and Australian operations of JBS, the largest animal protein company in the world. Mr. Nogueira began his career with JBS USA Holdings in 2007, serving as Chief Financial Officer through 2011. He then served as Chief Executive Officer of JBS Australia, a subsidiary of JBS, in 2012. Prior to working for JBS USA Holdings, Mr. Nogueira worked for Banco do Brasil in corporate banking positions in the U.S. and Brazil. Mr. Nogueira currently serves on the Executive Committee and as a board member of American Meat Institute, the Deans’ Leadership Council of the College of Agricultural Sciences — Colorado State University and Rabobank’s North American Agribusiness Advisory Board. Mr. Nogueira has an M.B.A. from Fundação Dom Cabral, a Master’s in Economics from Brasilia University, a B.A. in Economics from Federal Fluminese University, and completed the Advanced Management Program at the University of Chicago Booth School of Business.
Mr. Nogueira brings outstanding leadership to our Board through his experience gained as a Chief Executive Officer of JBS USA Holdings and JBS Australia and Chief Financial Officer of JBS USA Holdings. In addition, Mr. Nogueira brings an extensive understanding of the protein industry and financial matters to the Board.
Farha Aslam, 50, served prior to her retirement in 2018 as the Managing Director and Senior Analyst of Food and Agribusiness Research from 2004 to 2018 at Stephens Inc., an independent financial services firm that provides deep research and independent thinking to its clients. She is recognized by Wall Street Journal Best on the Street and Financial Times-StarMine in providing accurate earnings estimates and investment performance ratings. She also successfully positioned and co-managed numerous equity offerings involving leading companies in the poultry and food industries. Ms. Aslam was formerly Vice President of Food and Agribusiness Research at Merrill Lynch from 1999 to 2004. Ms. Aslam was also a Risk Management Associate at UBS from 1996 to 1998 where she marketed fixed income products to hedge fund and mutual fund clients, and Financial Services Representative at SunAmerica Financial from 1992 to 1994. Ms. Aslam completed her M.B.A. with a focus on Finance from Columbia Business School in 1996 and obtained her B.A. in Economics from University of California, Irvine, California in 1991.
Ms. Aslam’s expertise in food and agribusiness research brings great value to our Board. In addition, her multi-faceted financial analysis skills provides a different insight to the Company’s financial and business operations.
The Board of Directors recommends that you vote “FOR” the election of all of the individuals who have been nominated to serve as JBS Directors. Proxies will be so voted unless stockholders specify otherwise or withhold authority to vote.

PROPOSAL 2. ELECTION OF EQUITY DIRECTORS
Pursuant to our Certificate of Incorporation and our bylaws, our Board of Directors includes three members designated by the Equity Nominating Committee, which we refer to as our Equity Directors.
The JBS Stockholders Agreement requires JBS and its affiliates to vote all of the Pilgrim’s Pride common stock that they hold in the same manner as the shares held by the Minority Investors with respect to the election or removal of Equity Directors. Consequently, the vote of the Minority Investors will determine the outcome of this Proposal 2.
At the Annual Meeting, nine Directors, including three Equity Directors, are to be elected, each to hold office for one year or until his or her successor is duly elected and qualified. Unless otherwise specified on the proxy card or voting instructions, the shares represented by the proxy will be voted for the election of the three nominees named below. If any of the nominees for Equity Director becomes unavailable for election, it is intended that such shares will be voted for the election of a substitute nominee selected by the Equity Nominating Committee.
Nominees for Equity Director
Michael L. Cooper, 69, has served as a Director since December 2009. Mr. Cooper is currently a Managing Director and Vice Chairman Emeritus of Kincannon & Reed, an executive search firm for the food and agribusiness sectors, where he has been employed since July 2004. Mr. Cooper was a Managing Partner of Kincannon & Reed and served as the Executive Vice President & CFO and a member of the board from July 2004 to December 2014. From September 2002 to July 2004, Mr. Cooper served as the Chief Executive Officer of Meyer Natural Angus. From January 1996 to July 2002, Mr. Cooper was employed by Perdue Farms, Inc., where he served in various roles, including as President, Retail Products, from February 2000 to July 2002, and as Senior Vice President and Chief Financial Officer from January 1996 through February 2000. From August 1992 to January 1996, he served as Vice President, Chief Financial Officer, Secretary and Treasurer of Rocco Enterprises. Mr. Cooper also served in various senior financial roles with Dial Corporation over a 14 year career with that company.
Mr. Cooper brings to the Board significant senior leadership, management, operational, financial, and brand management experience. His extensive poultry industry experience enables him to offer a valuable insight on the business, financial and regulatory issues currently being faced by the poultry industry.
Charles Macaluso, 75, has served as a Director since December 2009. He has been a principal of Dorchester Capital, LLC, a management consulting and corporate advisory service firm focusing on operational assessment, strategic planning and workouts since 1998. From 1996 to 1998, he was a partner at Miller Associates, Inc., a workout, turnaround partnership, focusing on operational assessment, strategic planning and crisis management. Mr. Macaluso currently serves as a director of the following public companies: Global Power Equipment Group Inc., where he is also Chairman of the Board and a member of the nominating governance committee; and Darling International, where he is also Lead Director. He also serves as a Chairman of the Board of one private company. Mr. Macaluso previously served as a director of Global Crossing Ltd., where he was also a member of the audit committee.
Mr. Macaluso brings fundamental expertise to our Board in the areas of operational assessment, strategic planning, crisis management, and turnaround advisory services, which expertise supports the Board’s efforts in overseeing and advising on strategy and financial matters. In addition, Mr. Macaluso brings to the Board substantial cross-board expertise due to his tenure on a number of public and private company boards and committees.
Arquimedes A. Celis, 65, currently serves as a board member of Grupo Lala and Borden Dairy. He also served as a board member of Aeromexico from 2014 to 2016. Mr. Celis worked at Grupo Lala as Chief Executive Officer from 2001 to 2015. He previously spent 5 years as Chief Executive Officer of Industrias Bachoco, from 1996 to 2001. Prior to that, he worked for 21 years at Grupo Bimbo, where he held various executive positions, including Chief Executive Officer of Barcel. Mr. Celis earned a bachelor’s degree in Industrial Engineering from Veracruz Tech. He is a graduate of the Advanced Management program at IPADE, Universidad Panamericana, School of Business.

Mr. Celis brings to the Board valuable and extensive experience in the consumer packaged goods industry, with a focus on food branded products. Furthermore, his extensive experience and industry knowledge enable him to provide important contributions to the company’s strategy and operations.
The Board of Directors recommends that you vote “FOR” the election of all of the individuals who have been nominated to serve as Equity Directors. Proxies will be so voted unless stockholders specify otherwise or withhold authority vote.

EXECUTIVE OFFICERS
On March 22, 2019, the Company announced that Jayson Penn succeeded William W. Lovette as Chief Executive Officer (“CEO”) and President, effective as of March 22, 2019. Mr. Penn, 50, brings more than 30 years of experience in the poultry industry. He joined the Company in March 2011 as Senior Vice President of the Commercial Business Group, and was later promoted to Executive Vice President of Sales & Operations, and then promoted to President of Pilgrim’s USA. Mr. Penn began his career in his family’s poultry operations and has held management positions at several leading poultry companies. He has also served on the board of directors and the executive committee of the National Chicken Council and the board of directors of The World Poultry Foundation.
Fabio Sandri, 47, has served as the Chief Financial Officer (“CFO”) for Pilgrim’s since June 2011. From April 2010 to June 2011, Mr. Sandri served as the CFO of Estacio Participações, the private post-secondary educational institution in Brazil. From November 2008 until April 2010, he was the CFO of Imbra SA, a provider of dental services based in Sao Paolo, Brazil. Commencing in 2005 through October 2008, he was employed by Braskem S.A., a New York Stock Exchange-listed petrochemical company headquartered in Camaçari, Brazil, first from 2005 to 2007 as its strategy director, then from 2007 until his departure as its corporate controller.
CORPORATE GOVERNANCE
Board of Directors
Our Board of Directors has the responsibility for establishing broad corporate policies and for monitoring our overall performance, but it is not involved in our day-to-day operating decisions. Members of the Board are informed of our business through discussions with the CEO and other officers, and through their review of analyses and reports sent to them each month, as well as through participation in Board and committee meetings.
Board Leadership Structure and Risk Oversight
The position of our Chairman of the Board and the office of the President and CEO are held by different persons.
We separate the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the full Board. We believe the division of duties is especially appropriate as legal and regulatory requirements applicable to the Board and its committees continue to expand, and it facilitates the appropriate level of communication between the Board of Directors and executive management for Board oversight of the Company and its management. The members of the Board periodically determine which member should serve as our Chairman of the Board because they are in the best position to make this decision based on their knowledge of the Company and our executive management team. Accordingly, the Board believes it is important to have the flexibility to select a Chairman who is the best person for the job, regardless of that person’s independence.
When the Chairman is not an independent Director, the Board will either designate an independent Director to preside at the meetings of the non-management and independent Directors or they will prescribe a procedure by which a presiding Director is selected for these meetings. In the absence of another procedure being adopted by the Board, the person appointed will be the independent Director with the longest tenure on the Board in attendance at the meeting. The Board generally holds meetings of non-management Directors four times per year and meetings of independent Directors four times per year.
The Company’s management is responsible for the ongoing assessment and management of the risks the Company faces, including risks relating to capital structure, strategy, liquidity and credit, financial reporting and public disclosure, information technology, cybersecurity, operations and governance. We focus not only on operational risk, but financial and strategic risk as well. These areas of focus include input costs (commodity pricing, live and processed product cost and spoilage), revenue risk (sales price and mix), financial risk (adequate controls, timely and effective reporting systems and other management and governance systems) as well as competitive risks and market trends. We aim to identify, categorize and respond to these risks to manage as much of their impact on our business as possible.

The Board oversees management’s policies and procedures in addressing these and other risks. Additionally, each of the Board’s four committees (the Audit Committee, the Compensation Committee and the two Special Nominating Committees) monitor and report to the Board those risks that fall within the scope of such committees’ respective areas of oversight responsibility. For example, the full Board directly oversees strategic risks. The Special Nominating Committees directly oversee risk management relating to Director nominations and independence. The Compensation Committee directly oversees risk management relating to employee compensation, including any risks of compensation programs encouraging excessive risk-taking. Finally, the Audit Committee directly oversees risk management relating to financial reporting, public disclosure and legal and regulatory compliance. The Audit Committee is also responsible for assessing the steps management has taken to monitor and control these risks and exposures and discussing guidelines and policies with respect to the Company’s risk assessment and risk management.
Board of Directors Independence
Our Board of Directors has affirmatively determined that each of David E. Bell, Michael L. Cooper, Charles Macaluso, Wallim Cruz De Vasconcellos Junior, and Arquimedes A. Celis has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and is independent within the meaning of our Corporate Governance Policy’s categorical independence standards and the rules for companies traded on The NASDAQ Global Select Market (“NASDAQ”).
Board of Directors and Committee Meetings
During 2018, the Board of Directors held four regular meetings, three special meetings, and one executive session including only non-management Directors. During 2018, each member of the Board of Directors, with the exception of Mr. Lovette, attended at least 75% of the aggregate number of meetings of the Board and of the Board committee or committees on which the Director served during their time on the Board of Directors. Mr. Lovette did not attend two special Board of Directors meetings which were held to discuss his compensation.
The Board of Directors has established the following Board committees: Audit, Compensation and Special Nominating Committees.

Committee and Assignments
Name	Board	Audit	Compensation	Special Nominating
				JBS	Equity
Gilberto Tomazoni	Chairman		X *	X
Denilson Molina	Member			X
Wallim Cruz De Vasconcellos Junior	Member	X		X
William W. Lovette(a)	Member			X
Andre Nogueira de Souza	Member		X	X
David E. Bell(b)	Member				X
Michael L. Cooper	Member	X *	X		X
Charles Macaluso	Member	X			X
Total meetings	7	4	3	None	None
* Committee Chair

(a)	Mr. Lovette retired from his positions of CEO, President and member of the Board of Directors effective as of March 22, 2019.

(b)	Dr. Bell will cease to be a Director effective as of the Annual Meeting.
During fiscal year 2018, the Compensation Committee took action once through unanimous written consent.
The Company has no formal policy regarding Director’s attendance at annual meetings of stockholders but encourages each Director to attend the annual meeting of stockholders. Five of our Directors were in attendance at our 2018 annual meeting of stockholders in person.
Committees of the Board of Directors

To assist in carrying out its duties, the Board of Directors has delegated certain authority to the Audit, Compensation, JBS Nominating and Equity Nominating Committees. Each committee of the Board meets to examine various facets of our operations and take appropriate action or make recommendations to the Board of Directors.
Audit Committee. Our Audit Committee’s responsibilities include selecting our independent registered public accounting firm, reviewing the plan and results of the audit performed by our independent registered public accounting firm and the adequacy of our systems of internal accounting controls, and monitoring compliance with our conflicts of interest and business ethics policies. The Audit Committee is composed entirely of Directors who the Board of Directors has determined to be independent within the meaning of the NASDAQ standards and applicable rules and regulations of the Securities and Exchange Commission (“SEC”). The Board has determined that each of the members of the Audit Committee is financially literate for purposes of the applicable standards of NASDAQ (“financially literate”) and Michael L. Cooper is an “audit committee financial expert” within the meaning of the regulations of the SEC. The Audit Committee has an Audit Committee Charter, which is available on the Investor Relations section on our website at www.pilgrims.com, under the “Governance” caption.
Compensation Committee. Our Compensation Committee reviews our remuneration policies and practices and establishes the salaries of our officers. The Compensation Committee does not have a Charter.
Special Nominating Committees. Under our Certificate of Incorporation, the Board has two Special Nominating Committees, which include the JBS Nominating Committee and the Equity Nominating Committee.
The JBS Nominating Committee has the exclusive authority to nominate the JBS Directors, fill JBS Director vacancies and select the members of the JBS Nominating Committee. The Equity Nominating Committee has the exclusive authority to nominate the Equity Directors, fill Equity Director vacancies, select the members of the Equity Nominating Committee, and to call a special meeting of stockholders under certain circumstances. The Equity Nominating Committee, acting by majority vote, also has the exclusive right to control the exercise of our rights and remedies under the JBS Stockholders Agreement. Any member or alternate member of the Equity Nominating Committee may be removed only by the approval of a majority of the members of the Equity Nominating Committee.
For so long as JBS and its affiliates beneficially own 35% or more of our outstanding common stock, no person may be nominated as an Equity Director by the Equity Nominating Committee if JBS reasonably determines that such person (1) is unethical or lacks integrity or (2) is a competitor or is affiliated with a competitor of the Company. The Equity Directors must satisfy the independence requirements of Rule 10A-3 under the Exchange Act, and be financially literate, and, for so long as there are two or more Equity Directors on the Board, at least one Equity Director must qualify as an “audit committee financial expert” as that term is used in Item 407 of Regulation S-K under the Exchange Act (or any successor rule).
If JBS and its affiliates own at least 50% of our outstanding common stock, at least one JBS Director is required:

•	to be an independent director under the NASDAQ listing standards,

•	to satisfy the independence requirements of Rule 10A-3 under the Exchange Act, and

•	to be financially literate.
Each of the Board’s Special Nominating Committees has a Charter, current copies of which are available on our website at www.pilgrims.com, under the “Investor Relations - Governance” caption.
Our Special Nominating Committees do not have a policy with regard to identifying Director nominees or the consideration of any Director candidates recommended by our stockholders or otherwise. The Board of Directors does not view the establishment of a formal policy in this regard as necessary, given the extent of the ownership of the Company’s common stock by JBS and its affiliates and the existing JBS Stockholders Agreement. However, the Board and the Special Nominating Committees acknowledge the benefits of broad diversity throughout the Company, including at the level of the Board. Accordingly, the Special Nominating Committees strive to achieve a balance of knowledge, experience and perspective on the Board, selecting Directors based upon, among other things, their integrity, diversity of experience, business or other relevant experience or expertise, proven leadership skills, their ability to exercise sound judgment, understanding of the Company’s business environment, and willingness to devote adequate time and effort to Board responsibilities. In addition, the Special Nominating Committees will consider stockholder recommendations for candidates for the Board, which should be sent to Pilgrim’s Pride Corporation, Corporate Secretary, 1770 Promontory Circle, Greeley, Colorado 80634.
Communications with the Board of Directors
Stockholders and other interested parties may communicate directly with our Board of Directors, any of its committees, all independent Directors, all non-management Directors, or any one Director serving on the Board by sending written correspondence to the desired person or entity addressed to the attention of our Corporate Counsel at Pilgrim’s Pride Corporation, 1770 Promontory Circle, Greeley, Colorado 80634. Communications are distributed to the Board, or to any individual Director, as appropriate, depending on the facts and circumstances outlined in the communication.
Code of Business Conduct and Ethics and Corporate Governance Policies
Our Board of Directors has adopted a Code of Business Conduct and Ethics and Corporate Governance Policies of the Board of Directors. The full texts of the Code of Business Conduct and Ethics and Corporate Governance Policies are posted on our website at www.pilgrims.com, under the “Investor Relations - Governance” caption. We intend to disclose future amendments to, or waivers from, certain provisions of the Code of Business Conduct and Ethics on our website within four business days following the date of such amendment or waiver.
Controlled Company Exemption
We are a “controlled company” under the NASDAQ listing standards because JBS owns or controls over 50% of the voting power for the election of directors of the outstanding common stock as of the Record Date. Accordingly, we take advantage of the exemptions discussed in Rule 5615 of the NASDAQ listing standards.

PROPOSAL 3. APPROVAL OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Board is providing stockholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers as required by Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our Named Executive Officers.
The “Say-on-Pay” vote is advisory and thus not binding on the Compensation Committee or the Board. The advisory vote will not affect any compensation already paid or awarded to any Named Executive Officer and will not overrule any decisions by the Compensation Committee or the Board. The Board values the opinions of the Company’s stockholders as expressed through their votes and other communications. Although the vote is non-binding, the Compensation Committee and the Board will review and carefully consider the outcome of the advisory vote on executive compensation and those opinions when making future decisions regarding executive compensation programs.
At the 2018 annual meeting, approximately 99.5% of votes present (excluding abstentions and broker non-votes) voted for the “Say-on-Pay” proposal related to Named Executive Officers. In consideration of the results, the Compensation Committee acknowledged the support received from our stockholders and viewed the results as a confirmation of the Company’s existing executive compensation policies and decisions. Accordingly, we did not significantly change our compensation principles and objectives in 2018 in response to the advisory vote of our stockholders.
We design our executive compensation programs to implement our core objectives of attracting key leaders, motivating our executives to remain with the Company for long and productive careers, rewarding sustained financial and operating performance and leadership excellence and aligning the long-term interests of our executives with those of our stockholders. Stockholders are encouraged to read the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement. In the CD&A, we have provided stockholders with a description of our compensation programs, including the principles and policies underpinning the programs, the individual elements of the compensation programs and how our compensation plans are administered. The Board believes that the policies and practices described in the CD&A are effective in achieving the Company’s goals. In furtherance of these goals, among other things, our compensation programs have been designed so that a significant portion of each executive’s total compensation is tied not only to how well he performs individually, but also, where applicable, is “at risk” based on how well the Company performs relative to applicable financial objectives. We also believe that equity incentives are aligned with our core objectives of aligning the long-term interests of our executives with those of our stockholders, attracting and retaining key leaders, and rewarding sustained performance and leadership excellence. Accordingly, the Board recommends that you vote in favor of the following resolution:
“RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the CD&A, the compensation tables and any related material disclosed in this proxy statement, is hereby APPROVED in a non-binding vote.”
The advisory vote on executive compensation is non-binding, meaning that our Board will not be obligated to take any compensation actions, or to adjust our executive compensation programs or policies, as a result of the vote. Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a majority of the votes present in person or represented by proxy and eligible to vote at the Annual Meeting.
The Company’s current policy is to provide stockholders with an opportunity to approve the compensation of the Named Executive Officers each year at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2020 annual meeting of stockholders.
The Board of Directors recommends that you vote “FOR” the approval of the advisory vote on executive compensation. Proxies will be so voted unless stockholders specify otherwise.

PROPOSAL 4: APPROVAL OF THE PILGRIM’S PRIDE CORPORATION 2019 LONG TERM INCENTIVE PLAN
In March 2019, the Company's Board of Directors adopted, subject to approval by the Company's stockholders, the Pilgrim’s Pride Corporation 2019 Long Term Incentive Plan (the “2019 LTIP”) and reserved 2,000,000 shares of common stock for awards under the plan. The text of the 2019 LTIP is attached hereto as Annex A. The material features of the 2019 LTIP are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the 2019 LTIP.
The Board and the Compensation Committee believes that long-term incentive compensation is essential to attracting, retaining and motivating executives. The Board and the Compensation Committee further believe that providing our executives with long-term incentives will align their interests with our stockholders and encourage them to grow and operate the Company’s business with a view towards building long-term stockholder value and improving profitability. The Board and the Compensation Committee also believe that equity awards make the performance of the Company’s common stock a targeted incentive.
In furtherance of these objectives, we currently maintain the Pilgrim’s Pride Corporation Long Term Incentive Plan (“2009 LTIP”), which provides for the grant of a broad range of long-term equity-based and cash-based awards, including performance-based awards, to the Company’s officers and other employees, members of the Board and any consultants. The 2009 LTIP will expire pursuant to its terms on December 28, 2019 and no awards will be granted under the 2009 LTIP after that date. Because the 2009 LTIP will expire, the Board of Directors and the Company will lose access to an important compensation tool that is key to our ability to attract, motivate, reward and retain our key employees, directors and officers if the 2019 LTIP is not approved by our stockholders. The 2019 LTIP is intended to replace the expiring plan. If the 2019 LTIP is approved by our stockholders, the 2019 LTIP will be the Company's sole equity compensation plan for future awards. For additional information concerning the outstanding awards and number of shares available under the 2009 LTIP, see “Equity Compensation Plan Information” below.
Key Features of the 2019 LTIP
Below is a summary of some of the key features of the 2019 LTIP which are designed to protect the rights of the Company’s stockholders:

•
No “Reload” Stock Options. The 2019 LTIP does not permit grants of stock options with a “reload” feature that would provide for additional stock options to be granted automatically to a participant upon the participant's exercise of previously-granted stock options.

•
No Repricing or Replacement of Options or Stock Appreciation Rights (“SARs”). Options and SARs granted under the 2019 LTIP may not be repriced, replaced or re-granted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award. Cash buyouts of underwater awards are not permitted.

•
No In-the-Money Option or SAR Grants. The 2019 LTIP prohibits the grant of options or SARs with an exercise or base price less than 100% of the fair market value of our common stock on the date of grant.

•	Ten-Year Expiration. No option or SAR would be permitted to be exercisable after the ten-year anniversary of the date of grant.

•
No “Evergreen” Provision. The total number of shares that may be issued under the 2019 LTIP is limited to the share reserve that is subject to stockholder approval. That is, the 2019 LTIP does not include an automatic share replenishment provision (also known as an “evergreen” provision).

•	No Liberal Change in Control Definition. The definition of change in control in the 2019 LTIP would require consummation, not only stockholder approval, of a merger or similar corporate transaction.

•
No Increase to Shares Available for Issuance without Stockholder Approval. The 2019 LTIP prohibits any increase in the total number of shares of common stock that may be issued under the 2019 LTIP without stockholder approval, other than adjustments in connection with certain corporate reorganizations, changes in capitalization and other events, as described below.
Historical Burn Rate; Potential Economic Dilution Analysis
We are committed to managing the use of our equity incentives prudently to balance the benefits equity compensation brings to our compensation programs against the dilution it causes our stockholders. As part of our analysis when considering the number of shares to be reserved under the 2019 LTIP, we considered the 2009 LTIP’s average annual equity grant rate, or “burn rate,” calculated as the number of shares subject to equity awards granted under the 2009 LTIP for each fiscal year, divided by the weighted average number of shares issued and outstanding for that period. Our average burn rate for the three fiscal years ending December 30, 2018 was 0.25%. The total potential dilution resulting solely from issuing the total number of shares authorized under the 2019 LTIP (assuming the approval of the 2019 LTIP by the Company’s stockholders) as of March 12, 2019 would have been approximately 0.8% The potential dilution, calculated as the total number of shares authorized under the 2019 LTIP (assuming the approval of the 2019 LTIP by the Company’s stockholders) divided by the total number of basic shares outstanding as of March 12, 2019. We believe that our burn rate and potential dilution amounts are reasonable for our industry and market conditions. Although the use of equity awards is an important part of our compensation program, we are mindful of our responsibility to our stockholders in granting equity awards.
General Plan Information
The purpose of the 2019 LTIP is to (1) aid the Company in attracting, securing and retaining directors of outstanding ability, (2) aid the Company and its subsidiaries and affiliates in attracting, securing and retaining employees of outstanding ability, (3) attract consultants to provide services to the Company and its subsidiaries and affiliates, as needed, and (4) motivate such persons to exert their best efforts on behalf of the Company and its subsidiaries and its affiliates by providing incentives through the granting of awards under the plan. The 2019 LTIP permits the granting of any or all of the following types of awards:

•	stock options, including incentive stock options (“ISOs”) and non-qualified stock options (“NSOs”);

•	SARs;

•	dividend equivalent rights;

•	restricted stock awards;

•	restricted stock units (“RSUs”);

•	performance bonus awards; and

•	other stock-based awards.
The 2019 LTIP provides that the maximum number of shares of common stock with respect to which awards may be granted is 2,000,000 shares (subject to adjustment in accordance with the provisions under the caption “Adjustments Upon Certain Events” below), whether pursuant to ISOs or otherwise. To the extent permitted by applicable law or rules, shares of common stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired by (or combined with) the Company or any subsidiary will not be counted against shares of common stock available for grant pursuant to the 2019 LTIP.
The 2019 LTIP also provides that the total number of shares of common stock that will be available for grants of ISOs is 2,000,000 shares. The 2019 LTIP also sets the maximum number of shares of common stock that will be available for grants in a calendar year to any participant (other than non-employee directors) shall be limited, in the aggregate, to 1,000,000 shares of common stock (subject to adjustment in accordance with the provisions under the caption “Adjustments Upon Certain Events” below). The fair value of awards, when aggregated with cash compensation, granted to a non-employee director in any fiscal year may not exceed $10,000,000. Shares which are subject to awards that expire, terminate, lapse for any reason or are settled for cash, or which are tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award may be utilized again with respect to awards granted under the 2019 LTIP. The payment of any dividend equivalent rights in cash in conjunction with any outstanding awards shall not be counted against the shares available for issuance under the 2019 LTIP. As of March 12, 2019, the closing price of the Company’s common stock was $20.44 per share.
Grants and Future Benefits
Under the Company’s current compensation program for Directors, directors who are employed by the Company or any of its subsidiaries do not receive any additional compensation for their services as directors. Under our current compensation program for non-employee Directors, each non-employee Director will receive a RSU award with a value of $60,000 annually, calculated using a stock price to be determined as of the date of the Company’s annual meeting of stockholders, which will vest upon termination of service with the Board of Directors.
Eligibility
Currently, employees, directors and consultants (including agents, independent contractors, leased employees and advisors) of the Company, its subsidiaries and affiliates are eligible to participate in the 2019 LTIP. Only employees of the Company or its subsidiaries may be granted incentive stock options. Because the participants under the 2019 LTIP are to be determined from time to time by the Compensation Committee, in its discretion, it is impossible at this time to indicate the precise number, name or positions of the employees and officers who will receive bonus awards or the amounts of such bonus awards. As of December 30, 2018, the Company, its subsidiaries and affiliates had approximately 52,100 employees and seven non-employee directors. The Compensation Committee is empowered, in its sole discretion, to select the employees and directors who will participate in the 2019 LTIP. As of March 12, 2019, we expect approximately 70 employees and directors would be eligible to receive awards under the 2019 LTIP. The number of consultants, if any, that are eligible to receive awards under the 2019 LTIP as of March 12, 2019 is not determinable.
Administration
The 2019 LTIP is administered by the Board or a committee appointed by the Board, which will initially be the Compensation Committee. The Compensation Committee has the authority to, among other things, select employees, directors or consultants to whom awards are to be granted, to determine the number of options or other types of awards to be granted to such employees, directors or consultants and to establish the terms and conditions of such awards. The Compensation Committee has the authority to interpret the 2019 LTIP, to establish, amend and revise any rules and regulations relating to the 2019 LTIP, and to otherwise make any determination that it deems necessary or advisable for the administration of the 2019 LTIP. In order to satisfy the requirements of Rule 16b-3 of the Exchange Act, members of the Compensation Committee are required to be “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act. The 2019 LTIP provides that the Board may authorize one or more officers to grant awards to participants who are not subject to the rules promulgated under Section 16 of the Exchange Act or officers or Directors of the Company to whom the authority to grant or amend awards has been given, provided that any such grants will be subject to the terms and conditions of the Compensation Committee authorization.
Notwithstanding the foregoing, a Repricing (as defined below) is prohibited without prior stockholder approval, provided, however, that the Compensation Committee may: (1) authorize the Company, with the consent of the respective participant, to issue new awards in exchange for the surrender and cancellation of any or all outstanding awards or (2) buy from a participant an award previously granted with payment in cash, shares of common stock (including restricted stock) or other consideration, based on such terms and conditions as the Compensation Committee and the participant may agree. For purposes of the 2019 LTIP, “Repricing” means any of the following or any other action that has the same purpose and effect: (1) lowering the exercise price of an outstanding option or SAR granted under the 2019 LTIP after it is granted or (2) canceling an outstanding award granted under the 2019 LTIP at a time when its exercise or purchase price exceeds the then fair market value (as defined in the 2019 LTIP) of the shares underlying such outstanding award, in exchange for another award or a cash payment, unless the cancellation and exchange occurs in connection with a merger, amalgamation, consolidation, sale of substantially all the Company's assets, acquisition, spin-off, or other similar corporate transaction.
Adjustments Upon Certain Events

Subject to any required action by the stockholders of the Company, the aggregate number and kind of shares that may be issued under the 2019 LTIP, the terms and conditions of any outstanding awards, as well as the grant or exercise price per share for any outstanding awards under the 2019 LTIP, will be adjusted as the Committee in its discretion may deem appropriate to reflect any stock dividend, stock split, spin-off, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of common stock or the price of the shares (other than any Equity Restructuring (as defined in the 2019 LTIP)). Except as expressly provided in the 2019 LTIP or pursuant to action of the Compensation Committee under the 2019 LTIP, no issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number of shares subject to an award or the grant or exercise price of any award.
In the event of any event described in the preceding paragraph or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Compensation Committee may, in its sole discretion whenever the Compensation Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2019 LTIP or with respect to any award under the 2019 LTIP, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, provide for adjustments to the settlement and vesting of existing awards, including termination of such awards or modification of performance targets or performance periods for performance-based awards. The Compensation Committee's determination need not be uniform and may be different for different participants.
In the event of any Equity Restructuring, which generally means a stock dividend, stock split or other event that causes a change in the per share value of shares underlying outstanding awards and that is effected without receipt of consideration by the Company, the number and type of shares covered by each outstanding award and the exercise or grant price thereof, if applicable, shall be equitably adjusted, and the Compensation Committee may, in its sole discretion, provide for equitable adjustments with respect to the aggregate number and kind of shares that may be issued under the 2019 LTIP to reflect such Equity Restructuring.
Change in Control
Except as may otherwise be provided in any applicable award agreement or other written agreement entered into between the Company and a participant in the 2019 LTIP, if a “change in control” occurs and the participant’s awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the change in control the awards will become fully exercisable and all forfeiture restrictions on the awards will lapse. Upon or in anticipation of the occurrence of a change in control, the Compensation Committee may cause any and all of a participant's awards to terminate at a specific time in the future and shall give each participant the right to exercise or accelerate such awards during a period of time as the Compensation Committee shall determine in its sole discretion.
Under the 2019 LTIP, a “change in control” generally includes (1) a direct or indirect sale or other disposition of the Company and its subsidiaries taken as a whole as an entirety or substantially as an entirety in one transaction or series of transactions, (2) the consummation of any transaction (including a merger) to which the Company is a party the result of which is that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold less than 50.1% of the total voting power generally entitled to vote in the election of directors of the person surviving such transaction, (3) any “person” or “group” becomes the ultimate “beneficial owner” (each as defined in Rule 13d-3 of the Exchange Act) of more than 50% of the total voting power generally entitled to vote in the election of directors of the Company on a fully diluted basis, (4) subject to specified exceptions and qualifications, during any two consecutive years, individuals who at the beginning of such period constituted the members of the Board cease for any reason to constitute a majority of the members of the Board then in office, or (5) the adoption of a plan for the liquidation or dissolution of the Company.
Regardless of whether a change in control has occurred, the Compensation Committee may in its sole discretion at any time determine that, upon the termination of employment or service of a participant for any reason, or the occurrence of a change in control, all or a portion of such participant’s options or SARs shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of a participant’s outstanding awards shall lapse, and/or that any performance criteria with respect to any awards held by a participant shall be deemed to be wholly or partially satisfied as of such date as the Compensation Committee may declare in its sole discretion. In the event that the terms of any agreement between the Company or any affiliate of the Company and the participant contains provisions that conflict with and are more restrictive than the provisions of the 2019 LTIP described above, the provisions of the 2019 LTIP shall prevail and control and the more restrictive provisions of such agreement (and only such terms) shall be of no force and effect.
Stock Options
The 2019 LTIP provides that the option price pursuant to which common stock may be purchased will be determined by the Compensation Committee, but will not be less than the fair market value of the common stock on the date the option is granted. The Compensation Committee will determine the term of each option, but no option will be exercisable more than 10 years after the date of grant. Payment of the purchase price will be (1) in cash, (2) in shares of common stock, (3) by a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, (4) other property acceptable to the Compensation Committee (including  through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate option price for the shares being purchased), or (5) any combination of the foregoing methods of payment. If a participant's service terminates by reason of death or Disability (as defined in the 2019 LTIP), to the extent the participant was entitled to exercise the option on the date of death or Disability, the option may be exercised within one year after the date of death or Disability (or such other period specified in the applicable award agreement). If a participant's service with the Company terminates for any reason (other than death or Disability), each option then held by the participant may be exercised within three months (or such other period specified in the applicable award agreement) after the date of such termination, but only to the extent such option was exercisable at the time of termination of service.
Restricted Stock Awards
The 2019 LTIP provides for certain terms and conditions pursuant to which restricted stock and RSUs may be granted under the 2019 LTIP. Each grant of restricted stock and RSUs must be evidenced by an award agreement in a form approved by the Compensation Committee. The vesting of a restricted stock award or restricted stock unit granted under the 2019 LTIP may, but shall not be required to, be conditioned upon the completion of a specified period of service, upon attainment of specified performance goals, and/or upon such other criteria as the Compensation Committee may determine in its sole discretion. If a participant's service is terminated for any reason, the participant will only be entitled to the restricted stock or RSUs vested at the time of such termination of service unless the participant is party to an employment agreement that provides otherwise. The participant's unvested restricted stock and RSUs will be repurchased or forfeited at the time of the participant's termination. Except as provided in the applicable award agreement, no shares of restricted stock may be assigned, transferred or otherwise encumbered or disposed of by the participant until such shares have vested in accordance with the terms of such award agreement. The restricted stock shall be subject to such restrictions on transferability and other restrictions as the Compensation Committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends on the restricted stock).
Stock Appreciation Rights
The Compensation Committee has the authority under the 2019 LTIP to grant SARs. Each SAR granted entitles a participant to exercise the SAR in whole or in part and, upon such exercise, to receive from the Company an amount equal to the product of (1) the excess of (a) the fair market value on the exercise date of one share of common stock over (b) the fair market value on the date of grant of one share of common stock and (2) the number of shares covered by the portion of the SAR so exercised, subject to any limitations the Compensation Committee may impose.
Other Types of Awards
The Compensation Committee also has the authority under the 2019 LTIP to grant awards of unrestricted shares of common stock, restricted stock, RSUs, and other awards that are valued in whole or in part by reference to, or are otherwise based upon, the fair market value of the common stock. The terms and conditions of these other stock-based awards will be determined by the Compensation Committee. Other cash-based and stock-based awards may also be granted to participants from time to time as the Compensation Committee sees fit, including performance-based awards.

Such performance-based awards are rights to receive amounts denominated in cash or shares of common stock, based on the Company's or a participant's performance during a designated period in which attainment of the performance goals is measured.
Performance goals, the length of the performance period and time of payment of the performance-based awards are established by the Compensation Committee. The performance criteria will be based on one or more (or any combination) criteria as the Compensation Committee shall determine from time to time, including, but not limited to the following:

•	revenue;

•	earnings or net earnings (including earnings before or after any one or more of the following: interest, taxes, depreciation, or amortization);

•	sales;

•	economic value-added;

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	cash flow return on capital;

•	earnings per share of common stock (including earnings before any one or more of the following: interest, taxes, depreciation, amortization, restructuring costs or rental expenses);

•	return on equity; return on capital; total stockholder return;

•	return on invested capital; return on assets or net assets;

•	return on sales; income or net income (either before or after taxes);

•	operating earnings; operating income or net operating income;

•	operating profit or net operating profit;

•	operating or net profit margin;

•	cost reductions or savings or expense management;

•	funds from operations;

•	appreciation in the fair market value of shares of common stock;

•	working capital;

•	market share;

•	productivity;

•	expense;

•	operating efficiency;

•	customer satisfaction; and

•	safety record.
The foregoing criteria may relate to the Company, one or more of its affiliates, subsidiaries or one or more of its divisions, geography, business units, segments, products, product lines, partnerships, joint ventures, minority investments, or any combination thereof, of the Company or its affiliates, or the performance of an individual, and may be determined or applied on an absolute or relative basis, a consolidated basis, an adjusted basis, or as compared to the performance of a published or special index, including, but not limited to, the Standard & Poor's 500 Stock Index, the NASDAQ Market Index, the Russell 2000 Index or a group of comparable companies, or any combination thereof. As of March 12, 2019, the closing price of the Company’s common stock was $20.44 per share.
The Compensation Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given participant and, if they have, to so ascertain the amount payable under the applicable performance-based award. In determining the amount earned by a participant under a performance-based award, the Compensation Committee shall have the right to modify the amount payable at a given level of performance, if in its sole and absolute discretion, such modification is appropriate, or to take into account additional factors that the Compensation Committee may deem relevant to the assessment of individual or corporate performance for the performance period. In addition, the performance goals may be calculated without regard to extraordinary items or accounting changes. The Compensation Committee, in its discretion, may adjust or modify the calculation of performance goals for such performance period in order to prevent the dilution or enlargement of the rights of participants (1) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (2) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
Amendments to the 2019 LTIP
The 2019 LTIP may be amended by the Board of Directors or the Compensation Committee, except that no amendment may be made which, (1) without the approval of the stockholders of the Company, would (except as in accordance with the provisions under the caption “Adjustments Upon Certain Events” above) increase the total number of shares reserved or extend the exercise period for an option beyond ten years from the date of grant, or that otherwise would require stockholder approval under rules of any stock exchange or market or quotation system on which the shares are traded, or other applicable law or (2) without the consent of a participant, would adversely affect in any material way any award previously granted; provided, however, that an amendment or modification that may cause an ISO to become a non-qualified stock option shall not be treated as adversely affecting the rights of a participant. Subject to the foregoing, with respect to participants who reside or work outside of the United States, the Compensation Committee, in its sole discretion, shall have the power and authority to adopt rules, procedures and subplans with provisions that limit or modify the terms and conditions of any award granted to such participants in order to conform such terms with the requirements of local law.
Transferability
Awards under the 2019 LTIP are not assignable or transferable (including, without limitation, to a third party financial institution or for consideration) otherwise than by will or by the laws of descent or distribution, except that the Compensation Committee may authorize awards (other than ISOs) to be granted on terms which permit an award to be transferred to, exercised by and paid to certain persons or entities related to the participant, including, but not limited to members of the participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Compensation Committee, pursuant to such conditions and procedures as the Compensation Committee may establish. Any permitted transfer shall be subject to the condition that the Compensation Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the participant’s termination of employment or service with the Company or an affiliate of the Company to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.
Federal Income Tax Consequences
The following is a discussion of certain U.S. corporate and personal federal income tax consequences relevant to the Company and its participants in the 2019 LTIP. It is not intended to be a complete description of all possible tax consequences with respect to awards granted under the 2019 LTIP and does not address state, local or foreign tax consequences.

A participant who is granted a NSO will not recognize income at the time the option is granted. Upon the exercise of the option, however, the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price will be treated as ordinary income to the participant, and the Company will generally be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant, subject to the limitations described below. The participant will be entitled to a cost basis for the shares for income tax purposes equal to the amount paid for the shares plus the amount of ordinary income taxable at the time of exercise. Upon a subsequent sale of such shares, the participant will recognize short-term or long-term capital gain or loss, depending upon his or her holding period for such shares.
A participant who is granted an ISO satisfying the requirements of the Code will not recognize income at the time the option is granted or exercised. The excess of the fair market value of the shares on the date of exercise over the option exercise price is, however, included as an adjustment in determining the participant's alternative minimum tax for the year in which the exercise occurs. If the participant does not dispose of shares received upon exercise of the option for more than one year after exercise and two years after grant of the option (the “Holding Period”), upon the disposition of such shares the participant will recognize long-term capital gain or loss based on the difference between the option exercise price and the amount realized upon the disposition of such shares. In such event, the Company is not entitled to a deduction for income tax purposes in connection with the exercise of the option. If the participant disposes of the shares received upon exercise of the ISO without satisfying the Holding Period requirement, the participant must generally recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise of the option over the exercise price or (2) the amount realized upon the disposition of such shares over the exercise price. Any further appreciation is taxed as short-term or long-term capital gain, depending on the participant's holding period. In such event, the Company would be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant, subject to the limitations described below.
Upon exercise of a SAR, a participant will recognize taxable income in the amount of the aggregate cash or shares received. A participant who is granted unrestricted shares will recognize ordinary income in the year of grant equal to the fair market value of the shares received. In either such case, the Company will be entitled to an income tax deduction in the amount of such ordinary income taxable to the participant, subject to the limitations described below.
Generally, a participant will not recognize any income at the time an award of restricted stock or RSUs is granted, nor will the Company be entitled to a deduction at that time. In the year in which restrictions on shares of restricted stock lapse, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of vesting over the amount, if any, the participant paid for the shares. A participant may, however, elect within thirty days after receiving an award of restricted stock to recognize ordinary income in the year of receipt, instead of the year of vesting, equal to the excess of the fair market value of the shares on the date of receipt over the amount, if any, the participant paid for the shares. Similarly, upon the vesting of RSUs, the participant will recognize ordinary income in an amount equal to the fair market value of the shares upon vesting, provided the shares are issued on that date. With respect to grants of awards of both restricted stock and RSUs, the Company will be entitled to a tax deduction at the same time and in the same amount that the ordinary income is taxable to the participant, subject to the limitations described below.
In order for the amounts described above to be tax deductible, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. And the Company's ability (or the ability of one of the Company's subsidiaries, as applicable) to obtain a deduction for amounts paid under the 2019 LTIP could be limited by Section 162(m), which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation.
Under current Company policies or agreements, certain executives may be required to hold a certain number of shares for a certain period of time (e.g. six months past termination of employment) including, but not limited to, shares the executive receives under the 2019 LTIP. Although such policies may restrict the executive's ability to sell his or her shares, it will not change the income inclusion event with respect to any shares issued under the 2019 LTIP.

The Compensation Committee will require payment of any amount it may determine to be necessary to withhold for federal, state, local, or other taxes as a result of the grant, vesting or the exercise of an award.
Section 280G of the Code
Under certain circumstances, the accelerated vesting or exercise of awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the grantee may be subject to a 20 percent excise tax, and the Company may be denied a tax deduction.
Section 409A of the Code
The Company generally intends that, to the extent applicable, awards granted under the 2019 LTIP will comply with, or be exempt from, the provisions of Section 409A of the Code. Incentive stock options and restricted stock generally are not subject to Section 409A of the Code. NSOs and SARs are granted so as to be exempt from Section 409A of the Code. Other awards have been designed to be exempt from Section 409A because the awards are settled immediately following the vesting date, or to automatically comply with Section 409A of the Code. However, grantees of performance-based awards may be permitted to elect to defer the payment of certain performance-based awards. This deferral election and the subsequent payment of the awards are also intended to comply with Section 409A of the Code.
Tax Summary
The foregoing discussion is intended only as a summary of certain federal income tax consequences and does not purport to be a complete discussion of all the tax consequences of participation in the 2019 LTIP. Accordingly, holders of awards granted under the 2019 LTIP should consult their own tax advisers for specific advice with respect to all federal, state or local tax effects before exercising any options or SARs, and before disposing of any shares acquired pursuant to an award. Moreover, the Company does not represent that the foregoing tax consequences apply to any particular award holder's specific circumstances or will continue to apply in the future and makes no undertaking to maintain the tax status (e.g. as an ISO) of any award.
The 2019 LTIP is not subject to any provision of ERISA, nor is it a qualified employee benefit plan under Section 401(a) of the Code.
Clawback and Insider Trading Policies
Any participant receiving any Award granted pursuant to the 2019 LTIP shall be subject to (1) Section 304 of the Sarbanes Oxley Act of 2002, (2) any rules and/or regulations issued pursuant to the Dodd-Frank Act of 2010, (3) the Company's clawback policy and (4) the Insider Trading Policy of the Company.
Vote Required for Approval and Recommendation
The affirmative vote of the majority of the total outstanding voting power of capital stock, present in person or represented by proxy at the Annual Meeting, is required to approve the Pilgrim’s Pride Corporation 2019 Long Term Incentive Plan.
The Board of Directors recommends that you vote “FOR” the approval of the Pilgrim’s Pride Corporation 2019 Long Term Incentive Plan. Proxies will be so voted unless stockholders specify otherwise.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee of the Board of Directors of Pilgrim’s Pride Corporation (the “Company”) has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company’s Proxy Statement for the fiscal year ended December 30, 2018 (the “Proxy Statement”). Based on our review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement to be filed with the Securities and Exchange Commission.

Compensation Committee

Gilberto Tomazoni, Chairman
Michael L. Cooper
Andre Nogueira de Souza

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
The Compensation Committee and the Board had the overall responsibility for approving executive compensation and overseeing the administration of our incentive and employee benefit plans. The following discusses the material elements of the compensation for our CEO and our CFO (together, the “Named Executive Officers” or “NEOs”) during our fiscal year ended December 30, 2018. For purposes of this Compensation Discussion and Analysis, the term “CEO” refers to Mr. William W. Lovette and the term “CFO” refers to Mr. Fabio Sandri. Mr. Lovette retired from his positions of CEO and President effective as of March 22, 2019.
The Company’s compensation principles are intended to implement our core objectives of aligning the long-term interests of our executives with those of our stockholders, attracting and retaining key leaders, and rewarding sustained performance and leadership excellence. In pursuing these objectives, the Compensation Committee uses certain guiding principles in designing the specific elements of the executive compensation program. These guiding principles and policies are that:

•	incentive compensation should represent a significant portion of total compensation;

•	compensation should be performance-based;

•	incentive compensation should balance short-term and long-term performance;

•	compensation levels should be market competitive; and

•	superior performance should be rewarded.
In order to further these guiding principles, the key components of our compensation in 2018 included (1)  cash compensation, in the form of base salaries, cash incentive compensation and bonuses; (2) long-term equity compensation, in the form of RSUs that are earned and granted, if at all, based on the achievement of financial performance metrics designed to reinforce our business objectives and restricted stock and RSUs that vest over time; and (3) other non-cash compensation, such as retirement, health and welfare benefits, and certain other limited perquisites and benefits.
The Compensation Committee believes a significant portion of the compensation to our NEOs should be performance-based. The Compensation Committee also believes that each NEO’s compensation should be balanced with longer term incentives. Accordingly, a significant portion of the compensation to our NEOs was awarded in the form of RSUs, which vest over time and in performance RSUs, which were earned and granted when specific 2018 performance targets were met and vest ratably over a three-year period. The Compensation Committee believes these equity awards more closely align our NEOs’ incentives with the long-term interests of our stockholders, including growing our business and improving the Company’s profitability relative to its peers.
Additionally, the Company maintains the following policies that support the Company’s “pay-for-performance” principles:

•	the restriction of our Directors, NEOs, and other key executive officers from hedging the economic interest in the Company securities that they hold;

•
the prohibition of Company personnel, including the NEOs, from engaging in any short-term, speculative securities transactions, engaging in short sales, buying or selling put or call options, and trading in options (other than those granted by the Company);

•	the restriction of our Directors, NEOs and other key executive officers from pledging the Company securities that they hold; and

•	our policy of not having any change-in-control or retirement arrangements with our NEOs.

Following the end of each fiscal year, the Compensation Committee conducts a review of all components of the Company’s compensation program. In conducting its review, the Compensation Committee reviews information related to each NEO’s individual performance, total compensation, each of the components of compensation, and the Company’s performance. Our compensation principals and objectives did not significantly change in 2018.
Company Performance and Pay
The Compensation Committee has designed key elements of our executive compensation program to align pay with our performance. The Compensation Committee has structured the terms of our NEOs’ compensation so that a significant amount of each NEO’s annual compensation would be tied to both the performance of the Company and his individual performance, and therefore, would be “at risk”. The Compensation Committee’s compensation decisions for 2018 reflect the Company’s strong performance in multiple financial areas.
The Company’s specific 2018 achievements included the following, among others:

•	The Company achieved strong results relating to operating revenues ($10.9 billion), net income ($247.9 million, or $1.00 per diluted share) and net cash provided by operations ($491.7 million).

•
The Company generated a cumulative total return on its common stock over the five years ended 2018 of 26.8% as compared to a cumulative total return generated over the same period by the Russell 2000 Composite Index and by the Company’s peer group index of 24.1% and 84.6%, respectively. Companies in the peer group index, as disclosed in our Annual Report on Form 10-K for the fiscal year ended December 30, 2018 filed with the SEC on February 13, 2019, include Sanderson Farms Inc., Hormel Foods Corp. and Tyson Foods Inc.

•	As of our fiscal year ending December 30, 2018, the Company had $361.6 million of cash and cash equivalents.

•	The Company continued its efforts on cost reductions, more effective processes, training and its total quality management program.
For more information regarding our financial performance during fiscal year 2018, see our Annual Report on Form 10-K for the fiscal year ended December 30, 2018 filed with the SEC on February 13, 2019.
Executive Compensation Principles, Policies and Objectives
The Compensation Committee is responsible for establishing the principles that underlie our executive compensation program and guide the design and administration of specific plans, agreements and arrangements for our executives. Our compensation principles are intended to implement our core objectives of attracting key leaders, motivating our executives to remain with the Company for long and productive careers, rewarding sustained financial and operating performance and leadership excellence and aligning the long-term interests of our executives with those of our stockholders. Our executive compensation principles and policies, which are established and refined from time to time by the Compensation Committee, are described below:
Incentive compensation should represent a significant portion of total compensation. A significant portion of our executives’ total compensation should be tied not only to how well they perform individually, but also, where applicable, should be “at risk” based on how well the Company performs relative to applicable financial objectives.
Compensation should be performance-based. Compensation should be subject to performance-based awards as an executive officer’s range of responsibility and ability to influence the Company’s results increase.
Incentive compensation should balance short-term and long-term performance. Executive compensation should be linked to building long-term stockholder value while remaining consistent with our business objectives and values. Our executive compensation program addresses this objective by including long-term incentives in the form of equity-based awards, such as restricted common stock and RSUs, which makes the performance of the Company’s common stock a targeted incentive.

Compensation levels should be market competitive. Compensation should be competitive in relation to the marketplace. Prior to setting performance goals and target opportunities for our incentive compensation, the Compensation Committee considers market compensation data compiled and prepared by management.
Superior performance should be rewarded. Outstanding achievement should be recognized. The Board and the Compensation Committee consider the Company’s strategies when identifying the appropriate incentive measures and when assigning individual goals and objectives to the NEO and evaluate the individual’s performance against those strategies in setting compensation.
In addition, we believe that our compensation programs for executive officers should be appropriately tailored to encourage employees to grow our business, but not encourage them to do so in a way that poses unnecessary or excessive material risk to us. For 2018, the Compensation Committee believes that our NEOs’ compensation is consistent with our performance and economic and competitive industry conditions, and equity incentives are aligned with our actions to grow our business and improve the Company’s profitability relative to similarly-situated companies.
Currently, the Company does not have any agreements relating to the employment of our NEOs. The Company generally does not enter into employment agreements with its executives, who are considered to serve at the will of the Board. However, in certain circumstances, the Compensation Committee and the Board believe it is prudent to use employment agreements as a means to attract and/or retain executives and to foster an environment of relative security within which we believe our executives will be able to focus on achieving Company goals.
Role of the Compensation Committee and Executive Officer in Compensation Decisions
The Compensation Committee is responsible for establishing and overseeing the overall compensation structure, policies and programs of the Company and assessing whether our compensation structure resulted in appropriate compensation levels and incentives for executive management of the Company. The Compensation Committee’s objective is to ensure that the total compensation paid to each executive officer was fair, reasonable, competitive and motivational. The Compensation Committee conducts a review of all compensation for our executive officers, including our NEOs, and works with our CEO to evaluate and approve compensation of our executive officers other than the CEO. Our CFO reports directly to our CEO who supervises the day to day performance of the CFO. Accordingly, the CEO evaluates the CFO’s individual performance against the Company-based performance factors, and makes recommendations to the Compensation Committee regarding his compensation. The Compensation Committee strongly considers the compensation recommendations and the performance evaluations by our CEO and any recommendations of the Board of Directors with respect to non-CEO compensation. Neither the Compensation Committee nor Company management engaged a compensation consultant in 2018 for the purpose of determining or recommending the amount or form of executive compensation.
In determining the components of compensation, the Compensation Committee discusses strategic goals for our compensation program and considers the role of each of the elements of compensation in relationship to the overall pay mix. The Compensation Committee considers the total compensation targeted for each of the NEOs, individual and Company performance, and the relationship between pay and performance. The Compensation Committee works with the CEO and the Company’s human resources representative who make recommendations consistent with the guidelines established by the Compensation Committee to each element of compensation of our executive officers. The Compensation Committee evaluates the total compensation package for each of our NEOs after considering the recommendations of the CEO and the Company’s human resources representative and evaluating the competitive market for executive talent, the Company’s performance relative to its competitors, and the past compensation paid to each of our NEOs.
In 2018, the Compensation Committee used a competitive market study prepared by Arthur J. Gallagher & Co. (“Gallagher”) that compared the compensation of the NEOs against two data sources:

•	a group of similarly-situated public companies; and

•	a survey of Russell 3000 index companies, sorted by size and industry.

The Compensation Committee used the Gallagher study in considering the market competitiveness of our executive compensation program, but did not use the Gallagher study for benchmarking or in setting executive compensation targets or levels. Further, Gallagher did not provide any advice to the Compensation Committee or management of the Company with respect to executive compensation decisions. Gallagher was engaged by the Company and the Gallagher study was prepared in 2017 at the direction of the Company. For 2018, the Compensation Committee reviewed the Gallagher study in considering the market competitiveness of our executive compensation program. The CEO does not make recommendations or participate in the Compensation Committee’s process for establishing the compensation of the CEO.
If the Compensation Committee determines that there is a misalignment in pay for performance or if the compensation of the NEOs is not appropriately aligned with the competitive market, the Committee may determine, in its discretion, to provide additional compensation to our NEOs in the form of cash or equity or combination thereof. The Compensation Committee believes that discretionary awards, where warranted, can be effective in motivating, rewarding and retaining our NEOs. For additional information, see “Discretionary Awards” below.
Say-on-Pay
At the annual meeting of our stockholders held on April 28, 2017, our stockholders recommended in an advisory vote and the Compensation Committee subsequently approved that the Company holds an advisory vote on the compensation of the Company’s NEOs annually. At the annual meeting of our stockholders held on May 10, 2018, approximately 99.5% of votes present (excluding abstentions and broker non-votes) voted for the “Say-on-Pay” proposal related to our NEOs. In consideration of the results, the Compensation Committee acknowledged the support received from our stockholders and viewed the results as a confirmation of the Company’s existing executive compensation policies and decisions. Accordingly, we did not significantly change our compensation principles and objectives in 2018 in response to the advisory vote of our stockholders.
Components of Compensation
The principal components of compensation for our NEOs were as follows:

•	base salary;

•	bonuses, including annual cash incentive compensation and discretionary bonuses;

•	long-term incentive compensation, including awards of RSUs earned and granted based on the achievement of performance goals, time-vested restricted stock and RSUs;

•	discretionary award of time based RSUs;

•	retirement, health and welfare benefit plans; and

•	certain limited perquisites and other personal benefits.
Base Salary
We provide our NEOs and other employees with a base salary to provide a fixed amount of compensation for services during the fiscal year. Base salaries and any increases thereto are subjectively determined by the Compensation Committee for each of the executive officers on an individual basis, taking into consideration an assessment of individual contributions to Company performance, length of tenure, compensation levels for comparable positions, internal equities among positions and, with respect to executives other than the CEO, the recommendations of the CEO. In December 2018, the Compensation Committee approved an increase to the base salary of our CFO from $475,000 to $492,000. In approving the increase, the Compensation Committee considered Mr. Sandri’s overall performance and strong leadership as well as the potential risk of Mr. Sandri’s departure.
Annual Cash Incentive Compensation
Short-Term Management Incentive Plan. The Compensation Committee currently administers the Short-Term Management Incentive Plan (the “STIP”) and establishes performance periods under the STIP, which may be of varying and overlapping durations. The STIP provides for the grant of bonus awards payable upon achievement of specified performance goals. The awards under the STIP may be paid, at the option of the Compensation Committee, in cash, or in the Company’s common stock, or in any combination of cash and common stock. Full-time salaried, exempt employees of the Company and its affiliates who are selected by the administering committee are eligible to participate in the STIP. For each performance period, the Compensation Committee may establish one or more objectively determinable performance goals, based upon one or more of a variety of performance criteria specified in the STIP. In addition, for bonus awards not intended to qualify as qualified performance-based compensation, the Compensation Committee may establish performance goals based on other performance criteria as it deems appropriate in its sole discretion.
For each award under the STIP, the Compensation Committee, in its discretion, may make objectively determinable adjustments to one or more of the performance goals. Such adjustments may include or exclude one or more of the following: items that are extraordinary or unusual in nature or infrequent in occurrence, including one-time or non-recurring items; items related to a change in GAAP; items related to financing activities; expenses for restructuring or productivity initiatives; other nonoperating items; items related to acquisitions, including transaction-related charges and amortization; items attributable to the business operations of any entity acquired by the Company during the performance period; items related to the disposal of a business or segment of a business; items related to discontinued operations that do not qualify as a segment of a business under GAAP; taxes; stock-based compensation; noncash items; and any other items of significant income or expense which are determined to be appropriate adjustments.
Under the terms of the STIP, the maximum aggregate amount of all awards intended to constitute qualified performance-based compensation granted to a participant with regard to any fiscal year will not exceed $10,000,000.
As part of developing the Company’s compensation strategy for the fiscal year ended December 30, 2018, the Compensation Committee established annual performance goals and target payout amounts for our NEOs under the STIP based on income (loss) before income taxes as a percentage of the Company’s net revenues (“PBT Margin”). The Compensation Committee chose to utilize PBT Margin, as determined based on the Company’s audited financial statements and GAAP as applied on a consistent basis by the Company, in setting performance goals and target payout amounts because PBT Margin has a higher correlation to cash flow and liquidity than EBITDA and because it aligns with the Company’s goals of driving overall operational results.
For fiscal year 2018, the Compensation Committee established the following PBT Margins for our NEOs:

PBT Margin	CEO Bonus as a % of Base Salary	CFO Bonus as a % of Base Salary
3% (Threshold)	25%	25%
4%	50%	50%
5%	75%	75%
6% (Target)	100%	100%
7%	125%	125%
8%	150%	150%
9%	175%	175%
10%	200%	200%
Greater than 10%	200% plus 1.0% of the excess PBT above 10%	200% plus 0.2% of the excess of PBT above 10%
For purposes of the NEOs’ bonuses pursuant to the STIP, the PBT Margin for 2018 was determined by the Compensation Committee in accordance with the Company’s audited financial statements and U.S. generally accepted accounting principles as applied on a consistent basis by the Company. Following the end of 2018, the Compensation Committee reviewed the Company’s PBT Margin for 2018, which totaled 3%. The Compensation Committee included Moy Park’s results in the STIP calculation for fiscal year 2018.
Consequently, the Compensation Committee awarded Mr. Lovette a cash bonus of $250,000 for 2018 under the STIP. In determining Mr. Sandri’s bonus pursuant to the STIP, the Compensation Committee considered the PBT

Margin performance goal target described above, as well as certain individual performance goals. Mr. Sandri’s individual performance goals are based on the following key performance indicators: (1) Reduction of capital employed; (2) Integration synergies; (3) Finance budget; (4) Key employee retention; (5) Audit compliance; (6) Reduction of cost of capital; and (7) Relative position against industry. The Compensation Committee awarded Mr. Sandri a bonus of $113,424 under the STIP for 2018, equivalent to 25% of his base salary, which was partially based on Mr. Sandri’s achievement of 95% of his individual performance goals.
Discretionary Bonus. The Company may also provide short-term incentives to executives by awarding annual cash bonuses determined by the Compensation Committee on a discretionary basis. The bonuses reward achievement of short-term goals and allow us to recognize individual and team achievements. No discretionary cash bonuses were awarded to our NEOs in fiscal year 2018.
Long-Term Incentive Compensation
The Company maintains the 2009 LTIP, which is administered by the Compensation Committee. The 2009 LTIP provides for the grant of a broad range of long-term equity-based and cash-based awards to the Company’s officers and other employees, members of the Board and consultants, if any. The Board and the Compensation Committee believes that providing the 2009 LTIP will attract, retain and motivate executives; align their interests with our stockholders and encourage them to grow and operate the Company’s business with a view towards building long-term stockholder value and improving profitability; and make the performance of the Company’s common stock a targeted incentive. The 2009 LTIP will expire pursuant to its terms on December 28, 2019 and no awards will be granted under the 2009 LTIP after that date. Because the 2009 LTIP will expire, the Board of Directors and the Company will lose access to an important compensation tool that is key to our ability to attract, motivate, reward and retain our key employees, Directors and officers if the 2019 LTIP is not approved by our stockholders. The 2019 LTIP is intended to replace the expiring plan and more information can be found in “Proposal 4. Approval of the Pilgrim’s Pride Corporation 2019 Long Term Incentive Plan.” If the 2019 LTIP is approved by our stockholders, the 2019 LTIP will be the Company's sole equity compensation plan for future awards. For additional information concerning the outstanding awards and number of shares available under the 2009 LTIP, see “Equity Compensation Plan Information” below.
The Compensation Committee determined that an equity award combination consisting of restricted stock and RSUs would best serve the Compensation Committee’s goals. The Company has never granted stock options.
In the fourth quarter of 2017, the Compensation Committee proposed the 2018 Long Term Incentive Program (the “2018 Program”), which is a component of the 2009 LTIP. The purpose of the 2018 Program is to provide additional incentives to participants to grow the Company’s business and improve the Company’s profitability relative to its peers. Under the 2018 Program, participants received target awards equal to a specified percentage of their base salary, with such awards being converted to RSUs upon the Company’s achievement of the performance goals under the 2018 Program. When each RSU vests it converts to one share of the Company’s common stock. Both NEOs participated in the 2018 Program, and received the opportunity for grants of RSU awards based on the achievement of the above performance conditions.
The Compensation Committee selected performance goals for the 2018 Program to measure the Company’s profitability as compared to the profitability of specified competitors in the Company’s three geographic business segments — the U.S., Mexico and the U.K. and Europe. The profitability metric selected by the Compensation Committee for the U.S. business segment is earnings before interest and taxes (“EBIT”) per processed pound, which is calculated as EBIT divided by the pounds of chicken products produced over the same period. The profitability metric selected by the Compensation Committee for both the Mexico and the U.K. and Europe geographic business segments is EBIT margin, which is calculated as EBIT divided by net sales. The Compensation Committee selected performance goals that (1) compared EBIT per processed pound generated by our U.S. geographic business segment in 2018 to the average EBIT per processed pound generated in 2018 by the 21 U.S. poultry companies reported by Agri Stats, Inc, (the “Agri Stats Survey”), (2) compared EBIT margin generated by our Mexico geographic business segment in 2018 to the EBIT margin generated by Industrias Bachoco S.A.B. de C.V. in 2018, and (3) compared EBIT margin generated by our U.K. and Europe geographic business segment to the average EBIT margin generated by three regional competitors in 2018: 2 Sisters Food Group Limited, Cranswick plc, and Scandi Standard AB. These comparisons replace a similar comparison of the Company’s EBIT delta to the companies included in Bank of America’s

Monthly Profitability Survey used as a source of industry data in prior years. The Compensation Committee made this replacement because Bank of America’s Monthly Profitability Survey is no longer available.
In evaluating the selection of specified key competitors, the Compensation Committee considered the financial comparative appropriateness of the Company’s competitors in Mexico and the U.K. and Europe. In February 2018, Mr. Lovette and Mr. Sandri received performance-based awards under the 2018 Program that would be settled for RSUs if the awards were earned. The target award for Mr. Lovette was 45,704 RSUs and for Mr. Sandri was 14,473 RSUs. Each of the NEOs is entitled to receive a weighted percentage of his target award based on the Company’s achievement in each geographic business segment of the Company, as follows:

Geographic Segment	Geographic Segment Weighted %	Performance Measure
U.S.	70%	EBIT per processed pound (in cents) as reported in the Agri Stats Survey
Mexico	15%	Percent performance of the Company’s EBIT margin relative to selected competitor’s reported results for fiscal year 2018
U.K. and Europe	15%	Percent performance of the Company’s EBIT margin relative to selected competitors’ reported results for fiscal year 2018
The Compensation Committee chose the EBIT metric under the Agri Stats Survey and the EBIT metric for Mexico and the U.K. and Europe because they provide a direct link between NEO compensation and stockholder results allowing his performance to be judged in comparison to competitor group performance, while also allowing positive and negative adjustments for unexpected market conditions. For the 2018 Program, the Compensation Committee set the target level of performance of the Company’s U.S. operations at the average set forth in the Agri Stats Survey, one cent per processed pound based on historical performance and expectations for fiscal year 2018 performance. For the determination of percent performance of the Company relative to its competitor in Mexico, the Compensation Committee set the target level of performance at 3.50% higher than the reported EBIT margin of the Company’s competitor based on historical performance and expectations for fiscal year 2018 performance. For the determination of percent performance of the Company relative to its competitors in the U.K. and Europe, the Compensation Committee set the target level of performance at 0.50% higher than the reported average EBIT margin of the Company’s competitors based on historical performance and expectations for fiscal year 2018 performance. The Compensation Committee believes that the selection of EBIT per processed pound under the Agri Stats Survey and percent performance of the Company on EBIT margin as compared to the EBIT margin reported by selected key competitors establish rigorous performance goals in each geographic business segment that are aligned with the Company’s short- and long-term operating and financial objectives.
The Compensation Committee further determined that the Company’s achievement of each geographic business segment’s profitability metric would be measured against the following targets:

Geographic Segment	Payout Amount (c)
	50%	75%	100%	125%	150%
U.S. (a)	0.75	0.85	1.00	1.50	2.00
Mexico (b)	2.50%	3.00%	3.50%	4.00%	4.50%
U.K. and Europe (b)	0.25%	0.35%	0.50%	0.75%	1.00%

(a)
EBIT per processed pound performance target (in cents). The payout amount is determined by comparing the EBIT per processed pound achieved by the Company’s U.S. operations in fiscal year 2018 to the EBIT per processed pound performance targets set forth in the table above.

(b)
Target positive percentage point differential in EBIT margin performance relative to competitors. The percentage point differential is determined by comparing the EBIT margin in fiscal year 2018 of the Company’s operations in Mexico or the U.K. and Europe, respectively, to the selected competitor or competitors’ EBIT margin or average EBIT margin, respectively, and calculating the percentage point differential between the two EBIT margins. If a positive percentage point differential is achieved by the Company’s Mexico operations or the U.K. and Europe operations, then the payout amount with respect to such achievement is determined by comparing such percentage point differential achieved for fiscal year 2018 to the percentage point differential targets set forth with respect to each geographic segment in the table above.

(c)	Payout amount is a percentage of the target award corresponding to the achieved target set forth in the table weighted for each geographic segment, as described above.
Accordingly, each NEO is entitled to receive a number of RSUs under the 2018 Program calculated as the approved target award for each NEO multiplied by the weighted average payout amount determined by the level of payout achievement for each geographic segment.
The payout achievement for the 2018 Program is calculated as follows:

Geographic Segment	Geographic Segment Weighted %	Payout Achievement (a)	Weighted Average Payout (b)
U.S.	70%	50%	35.00%
Mexico	15%	50%	7.50%
U.K. and Europe	15%	150%	22.50%
Total Payout Achievement			65.00%

(a)	Payout achievement is the payout amount percentage of the achieved target set forth in the table weighted for each geographic segment, as described above.

(b)	The weighted average payout is determined by the payout achievement multiplied by the geographic segment weighted percentage.
The performance conditions pertaining to the 2018 Program awards were partially achieved and a grant will be awarded to Mr. Sandri at 65% of the approved 2018 Program targets, which would result in a grant of 9,408 RSUs. Because Mr. Lovette retired from his positions as CEO and President as of March 22, 2019, Mr. Lovette did not receive any RSUs in connection with his 2018 Program award.
Discretionary Awards
The Compensation Committee believes that a significant portion of our executives’ total compensation should be tied not only to how well they perform individually but also on how well the Company performs relative to applicable financial objectives. Accordingly, the Compensation Committee sets challenging performance targets under our annual and long-term incentives programs. However, in some circumstances the Compensation Committee may provide additional discretionary awards where (1) there is misalignment in pay for performance, such as when the Company and/or the individual achieved superior performance, but where the performance targets under our annual or long-term incentives were not met, or (2) if the Compensation Committee determines that the compensation of the NEOs is not appropriately aligned with the competitive market. In considering whether to make a discretionary award, the Compensation Committee will also consider the Company’s historical performance, the past compensation paid to the NEOs and the market competitiveness of our NEOs’ compensation. The Compensation Committee believes that discretionary awards, where warranted, can be effective in motivating, rewarding and retaining our NEOs.
In 2018, the Compensation Committee recommended, and the Board approved, three separate grants of discretionary awards, listed in the table below.

Discretionary Awards (Number of RSUs)
Grant Date	William W. Lovette	Fabio Sandri
2/13/2018(a)	38,236	10,194
2/14/2018(b)	200,000	80,000
12/10/2018(c)	—	100,000

(a)	The RSUs granted on February 13, 2018 vest ratably over three years in equal installments on the first, second and third anniversaries of the date of grant.

(b)	The RSUs granted on February 14, 2018 vested on January 1, 2019.

(c)	The RSUs granted on December 10, 2018 will vest on July 1, 2019.
On February 13, 2018, the Compensation Committee recommended, and the Board approved, a discretionary award at 50% of the approved 2017 Program targets for each of the NEOs.

The Compensation Committee considered the following factors in recommending these discretionary awards:

•	the Company’s strong performance relative to its competitors in 2017;

•	that the NEOs had not received equity awards under our long-term incentive program over the past three years, despite strong Company performance; and

•
that the principle of rewarding and incentivizing superior performance is undermined by not delivering equity awards under our long-term incentive programs in years where the Company outperformed its competitors.

In addition to the above, on February 14, 2018, the Board approved a second grant of RSUs to the NEOs. The Board approved the awards because it believes that the total compensation of the NEOs is not appropriately aligned with the competitive market. On December 10, 2018, the Compensation Committee approved a grant of RSUs for Mr. Sandri. The Board approved the award because it believes that the total compensation of Mr. Sandri is not appropriately aligned with the competitive market based on public information from competitors. Mr. Lovette retired from his positions as CEO and President on March 22, 2019 and forfeited his right to all equity awards that were not vested as of that date.
Retirement, Health and Welfare Benefit Plans
401(k) Salary Deferral Plan. Our NEOs receive no special employee benefits. During 2018, our NEOs were eligible to participate on the same basis as other employees in the Company’s 401(k) salary deferral plan (the “401(k) Plan”). Contributions to the 401(k) Plan are made up of a 30% matching contribution on the first 6% of pay to the extent such contributions are not in excess of the Code limits on contributions to 401(k) plans. Under the 401(k) Plan, the Company may make additional matching contributions or other profit sharing contributions at its discretion. There were no discretionary contributions in 2018. We do not have any other pension plan for our NEOs. In 2018, Mr. Sandri was the only NEO who participated in the 401(k) Plan.
Nonqualified Deferred Compensation. The Company sponsors the Pilgrim’s Pride Corporation 2015 Deferred Compensation Plan (the “Deferred Compensation Plan”) to help provide for the long-term financial security of our US employees who meet the Internal Revenue Service definition of a “highly compensated employee,” which includes our NEOs and certain other key personnel. Under the Deferred Compensation Plan, participants may elect to defer up to 80% of their base salary and/or up to 80% of their annual cash bonus payment as part of their personal retirement or financial planning. Highly compensated employees who elect to defer compensation in the Deferred Compensation Plan must do so annually prior to the beginning of each calendar year and may direct the investment of the amount deferred and retained by us. The Deferred Compensation Plan is administered by the administrative committee appointed by our Board, and deferred compensation may be invested in authorized funds which are similar to the investment options available under our 401(k) Plan. Under the Deferred Compensation Plan, the Company may make additional matching contributions at its discretion and currently makes a matching contribution of up to 40% on the first 3% of pay. In 2018, Mr. Sandri was the only NEO who participated in the Deferred Compensation Plan.
Health and Welfare Benefit Plans. The Company also provides a variety of health and welfare benefit plans to all eligible employees to offer employees and their families protection against catastrophic loss and to encourage healthy lifestyles. The health and welfare programs include medical, wellness, pharmacy, dental, vision, life insurance and accidental death and disability. Our NEOs generally are eligible for the same benefit programs on the same basis as our other domestic employees.
Perquisites and Other Personal Benefits
The Company provides certain limited perquisites and other personal benefits that we believe to be reasonable and consistent with our overall compensation program to better enable us to attract and retain competent executives for key positions. The Compensation Committee considers all and periodically reviews the levels of perquisites and other personal benefits in establishing the total compensation of our executive officers. During 2018, our NEOs were eligible to receive company-paid or company-subsidized life insurance and disability coverage on the same basis as our other U.S. employees. The Compensation Committee considered these perquisites and other personal benefits as essential and consistent with market practice in order to induce each of Mr. Lovette and Mr. Sandri to remain with the Company.
Severance Plan
The Company maintains the Pilgrim’s Pride Corporation Severance Plan (the “Severance Plan”) which provides severance payments to eligible employees, including Mr. Sandri, if his employment was terminated “without cause”. The Severance Plan does not cover termination due to death, disability or retirement, termination for cause or termination at the end of the leave of absence that exceeded the maximum permitted by the Company. Under the Severance Plan, in exchange for signing an enforceable waiver and release agreement, upon termination without cause, a NEO is entitled to receive as severance pay an amount equal to: one week per year of service with the Company, plus a minimum of 16 supplemental weeks (in addition to years of service amount), with a total maximum of 52 weeks of pay. In addition, if the Company provided less than two weeks notice of termination without cause, an executive officer would have been entitled to up to two additional weeks of severance in lieu of notice. Additional benefits available to eligible employees under the Severance Plan included career transition services as determined by the Company, including without limitation, written materials, company-sponsored training and job fairs.
Consistent with the Company’s compensation policy, the terms of each NEO’s compensation do not provide for any change-in-control or retirement arrangements other than the vesting of RSUs granted to them under the 2009 LTIP under certain circumstances in the case of a “change in control.” For fiscal year 2018, our NEO who is eligible under the Severance Plan is Mr. Sandri. See the “2018 Potential Payments Upon Termination or Change-in-Control” table for additional information regarding the severance payable to Mr. Sandri.
Compensation to our Chief Executive Officer
Mr. Lovette’s 2018 compensation was structured as follows:

•
2018 Employment Agreement: On April 3, 2018, the Company entered into an Employment Agreement with Mr. Lovette (the “Employment Agreement”) setting forth the principal terms of Mr. Lovette’s employment as the Company’s Chief Executive Officer and President. For more information, see below section “Compensation Discussion and Analysis - Compensation to our Chief Executive Officer - William W. Lovette Employment Agreement.”

•
Base Salary and Annual Incentive Compensation: Mr. Lovette is provided an annual base salary of $1,000,000 in a 52-week fiscal year and $1,038,462 in a 53-week fiscal year. The Board did not elect to increase Mr. Lovette’s annual base salary in 2018. The Compensation Committee awarded Mr. Lovette a cash bonus of $250,000 for 2018 under the STIP.

•
Long-Term Incentive Compensation: Mr. Lovette also participated in the 2018 Program, and received the opportunity for grants of RSU awards based on the achievement of the above performance conditions. Because Mr. Lovette retired from his positions as CEO and President as of March 22, 2019, Mr. Lovette did not receive any RSUs in connection with his 2018 Program award.

•
Perquisites and Other Personal Benefits: Mr. Lovette is eligible to participate in all group benefits plans and programs the Company has established or may establish for its executive employees. For more information regarding perquisites, see “Compensation Discussion and Analysis - Components of Compensation - Perquisites and Other Personal Benefits.”

•
Severance Payments: For 2018, Mr. Lovette was eligible for severance under the terms of the Employment Agreement, as described below, and Mr. Lovette was not eligible to participate in the Severance Plan. Mr. Lovette retired from his positions of CEO and President on March 22, 2019. Consequently, the Employment Agreement has terminated. In connection with his retirement, the Company and Mr. Lovette entered into a Transition and Separation Agreement, as described below.

William W. Lovette Employment Agreement

On March 22, 2019, Mr. Lovette retired from his positions as CEO and President. Mr. Lovette will remain employed with the Company as a senior advisor to the Board of Directors and will no longer serve as an executive officer. During fiscal year 2018, Mr. Lovette’s Employment Agreement set forth Mr. Lovette’s principal terms of employment, but the Employment Agreement has since been terminated in connection with Mr. Lovette’s retirement. The Employment Agreement set Mr. Lovette’s base salary at $1,000,000 per year. Under the Employment Agreement, Mr. Lovette was entitled to receive a retention bonus of $15,000,000, payable in cash, common stock of the Company or a combination thereof, in the discretion of the Board, in two equal installments on each of July 31, 2019 and July 31, 2020, subject to Mr. Lovette’s continued employment with the Company and compliance with certain covenants. In addition, for each full year during the term of employment, Mr. Lovette was eligible to earn an annual cash bonus under the STIP based on achievement of performance goals specified by the Compensation Committee. Mr. Lovette was also eligible to participate in the 2009 LTIP and was eligible for future awards of stock options, restricted shares and stock units as determined by the Compensation Committee. Additionally, Mr. Lovette was eligible to participate in the Company’s other benefit plans that are generally available to the Company’s senior officers.
The Employment Agreement further provided that Mr. Lovette was an employee-at-will, meaning that his employment would have continued unless terminated in accordance with the terms of the Employment Agreement. The Employment Agreement provided that if Mr. Lovette’s employment ended for any reason, he (or, in the event of his death, his estate) would have been entitled to receive, to the extent not previously paid, his base salary through the date of termination and any accrued and unpaid vested benefits, among other items described in the Employment Agreement. The Employment Agreement also provided that if Mr. Lovette’s employment was terminated by the Company other than for “Cause,” he would have been entitled to receive his base salary for a period of two years following such termination, commencing 60 days following the date of such termination and in regular payroll installments thereafter. The Employment Agreement also included a noncompetition agreement under which Mr. Lovette was prohibited from seeking or obtaining employment with a competitor of the Company engaged in poultry production within a two-year period following termination of his employment. See the “2018 Potential Payments Upon Termination or Change-in-Control” table for additional information regarding the severance payable to Mr. Lovette.
The Compensation Committee believes the severance provisions that were set forth in the Employment Agreement were a competitive compensation element in the current executive labor market and were necessary because the Employment Agreement did not provide for any retirement benefits for Mr. Lovette following his termination with the Company. As noted above, the Employment Agreement limited the potential severance payable to our Chief Executive Officer over the term of the Employment Agreement for the termination events described in the preceding paragraph.
William W. Lovette Transition and Separation Agreement
In connection with Mr. Lovette’s new role as senior advisor, the Company and Mr. Lovette entered into a Transition Employment and Separation Agreement (the “Transition and Separation Agreement”) setting forth principal terms for Mr. Lovette to resign his role as CEO and President effective March 22, 2019 (the “Transition Date”) and transition to a senior advisor. Mr. Lovette’s advisory role will include general support as is reasonably requested by the Board of Directors. Mr. Lovette will have no ability or authority to bind the Company in any capacity.
Under the Transition and Separation Agreement, Mr. Lovette is an “employee-at-will” of the Company and may resign or be terminated at any time for any reason or for no stated reason. Mr. Lovette’s employment with the company will terminate on July 31, 2020 (the “Separation Date”) unless it is otherwise earlier terminated by death, disability, resignation or notice of termination by the Company. Mr. Lovette is entitled to receive cash compensation in the amount of $15,000,000 (the “Compensation Bonus”), payable as follows (1) $25,000 on the first payroll date of each full month during the term of the Transition and Separation Agreement and (2) in two equal installments of $7,300,000 on each of July 31, 2019 and July 31, 2020. The payments are subject to Mr. Lovette’s continued employment through the Separation Date with the Company and compliance with certain restrictive covenants. Mr. Lovette has forfeited his right to all cash and equity awards from the Company that were not vested as of the Transition Date. Mr. Lovette is also subject to confidentiality, non-disparagement, non-competition, non-solicitation and non-recruitment covenants under the Transition and Separation Agreement.

If Mr. Lovette’s employment ends without cause, he will be entitled to receive severance payments including (1) a lump sum payment in the amount of any unpaid Compensation Bonus and (2) payments totaling $1,000,000 annually in regular payroll installments for a two year period following the Separation Date with payment commencing 60 days following the date of termination.
Compensation to our new Chief Executive Officer
On March 22, 2019, Jayson Penn was appointed as the Chief Executive Officer and President of the Company. The terms of Mr. Penn’s employment relating to his compensation in his new roles with the Company have not yet been determined. Prior to his appointment, Mr. Penn was previously employed with the Company in the role of President of Pilgrim’s USA. Mr. Penn is currently provided an annual base salary of $700,000 in a 52-week fiscal year and $713,462 in a 53-week fiscal year and was eligible to earn an annual cash bonus pursuant to the STIP and a long term equity incentive award pursuant to the 2009 LTIP. Additionally, Mr. Penn is eligible to participate in the Company’s other benefit plans that are generally available to the Company’s senior officers.
Tax Considerations
Section 162(m) of the Code imposes limitations on the deductibility for federal income tax purposes of compensation over $1,000,000 paid in a taxable year to our executive officers who are covered by Section 162(m), including each of our NEOs. For taxable years of the Company beginning prior to December 30, 2018, compensation above $1,000,000 payable to covered executive officers may only be deducted if it met the requirements of “performance-based compensation” within the meaning of the Code. However, the exemption from Section 162(m)’s deduction limit for qualified performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017. The repeal means that compensation paid to our covered executive officers in excess of $1 million will not be deductible even if it was intended to constitute qualified performance-based compensation unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Historically, amounts payable under the STIP and 2009 LTIP could be structured to meet the requirements of performance-based compensation under Section 162(m). However, the Company has not adopted a policy requiring all compensation to be deductible. In addition, we cannot guarantee that any of our outstanding compensation arrangements that were intended to constitute qualified performance-based compensation under Section 162(m) would qualify for the transition relief, and therefore, be deductible. For 2018, certain compensation to Mr. Lovette (including his bonus) did not qualify as performance-based compensation and was not deductible. The Compensation Committee retains the ability to evaluate the performance of our executive officers and to pay appropriate compensation, even if some or all of it may be non-deductible.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2018, the members of the Compensation Committee were Michael L. Cooper, Gilberto Tomazoni, and Andre Nogueira de Souza. No member of the Committee was, during 2018, an officer, former officer or employee of the Company or any of our subsidiaries. We did not have any compensation committee interlocks in 2018. See “Related Party Transactions - Certain Transactions” for additional information on the Company’s transactions with JBS.
EXECUTIVE COMPENSATION
Summary Compensation Table
The table below summarizes compensation paid to or earned by our NEOs for 2018, 2017, and 2016, who were serving at December 30, 2018.

Name and Principal Position	Year	Salary (b) ($)	Bonus ($)	Stock Awards (c) ($)	Non-Equity Incentive Plan Compensation (d) ($)	All Other Compensation (e) ($)	Total ($)
William W. Lovette(a)	2018	1,000,000	—	6,079,253	250,000	75,843	7,405,096
Chief Executive Officer and President	2017	1,000,000	—	—	2,897,000	4,065	3,901,065
	2016	1,000,000	—	—	1,500,000	475,725	2,975,725
Fabio Sandri	2018	475,654	—	3,978,477	113,424	20,901	4,588,456
Chief Financial Officer	2017	421,923	—	—	983,946	15,712	1,421,581
	2016	407,500	—	—	590,212	205,534	1,203,246

(a)	Mr. Lovette retired from his positions of CEO and President effective March 22, 2019.

(b)
Mr. Lovette is provided an annual base salary of $1,000,000 in a 52-week fiscal year and $1,038,462 in a 53-week fiscal year. Mr. Sandri is provided an annual base salary of $475,000 in a 52-week fiscal year and $484,135 in a 53-week fiscal year. For fiscal year 2018, the Board did not elect to increase Mr. Lovette’s annual base salary, but did approve an increase to Mr. Sandri’s annual base salary from $415,000 to $475,000. On December 10, 2018, the Compensation Committee approved an increase to Mr. Sandri’s base salary to $492,000, effective immediately.

(c)
This amount represents the fiscal year 2018 discretionary awards of 238,236 RSUs and 190,194 RSUs for Mr. Lovette and Mr. Sandri, respectively. In February 2018, the Compensation Committee recommended, and the Board approved, a discretionary award resulting in the grant of 38,236 RSUs and 10,194 RSUs to Mr. Lovette and Mr. Sandri, respectively. The fair value of the Company’s stock at the grant date was $25.14 per share. In February 2018, the Compensation Committee recommended, and the Board approved, an additional discretionary award for each NEO resulting in the grant of 200,000 RSUs and 80,000 RSUs to Mr. Lovette and Mr. Sandri, respectively. The fair value of the Company’s stock at the grant date was $25.59 per share. In December 2018, the Compensation Committee recommended and the Board approved a grant of 100,000 RSUs to Mr. Sandri to align his compensation with the competitive market. The fair value of the Company’s stock at the grant date was $16.75 per share. In February 2018, Mr. Lovette and Mr. Sandri were granted performance-based awards under the 2018 Program that would be settled for RSUs if the awards were earned. At the date of receipt of the grants, the outcome of achieving the performance conditions was deemed improbable. Had the awards been earned at the maximum level, they would have been valued at $1,754,348 and $555,559 for Mr. Lovette and Mr. Sandri, respectively, based on the closing price of the Company’s common stock at $25.59 per share. The performance conditions pertaining to the 2018 Program awards were partially achieved and a grant will be awarded at 65% of the approved 2018 Program targets which would result in a grant of 9,408 RSUs to Mr. Sandri. Because Mr. Lovette retired from his positions as CEO and President on March 22, 2019, he forfeited his right to all equity awards that were not vested as of that date, including his award under the 2018 Program. For more information regarding the 2018 Program awards, see “Compensation Discussion and Analysis - Components of Compensation - Long-Term Incentive Compensation.”

(d)
The amounts received by Mr. Lovette and Mr. Sandri for 2018 reflect cash bonuses received pursuant to the STIP. See “Compensation Discussion and Analysis - Components of Compensation - Annual Cash Incentive Compensation” for a discussion of the performance metrics related to these STIP awards.

(e)	The “All Other Compensation” column includes the following items of compensation:

Name	Year	Group-term life insurance ($)	Long-term disability premium ($)	Company 401 (k) Match (2) ($)	Deferred Compensation Plan Contributions (2) ($)	Allowances (3) ($)	Use of Aircraft (4) ($)	Special Cash Dividend ($)	Total ($)
William W. Lovette(1)	2018	2,322	543	—	—	1,200	71,778	—	75,843
	2017	2,322	543	—	—	1,200	—	—	4,065
	2016	2,322	543	—	—	1,200	—	471,660	475,725
Fabio Sandri	2018	765	371	1,650	17,515	600	—	—	20,901
	2017	669	—	2,297	12,146	600	—	—	15,712
	2016	644	—	1,908	19,518	600	—	182,864	205,534

(1)	Mr. Lovette retired from his positions of CEO and President effective as of March 22, 2019.

(2)	Mr. Lovette did not contribute to these plans in 2018, 2017, and 2016.

(3)	The Company provides a cell phone stipend to employees to cover business use on personal cell phones.

(4)	The Company provided Mr. Lovette personal use of Company-owned aircraft.
 2018 Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(b)			Estimated Future Payouts Under Equity Incentive Plan Awards(c)			All Other Stock Awards: Number of Shares of Stock or Units(d) (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William W. Lovette(a)	12/11/2017	250,000	1,000,000	10,000,000	—	—	—	—	—
	02/13/2018	—	—	—	—	—	—	38,236	961,253
	02/14/2018	—	—	—	—	—	—	200,000	5,118,000
	02/14/2018	—	—	—	22,852	45,704	68,556	—	—
Fabio Sandri	12/11/2017	118,750	475,000	950,000	—	—	—	—	—
	02/13/2018	—	—	—	—	—	—	10,194	256,277
	02/14/2018	—	—	—	—	—	—	80,000	2,047,200
	02/14/2018	—	—	—	7,237	14,473	21,710	—	—
	12/10/2018	—	—	—	—	—	—	100,000	1,675,000

(a)	Mr. Lovette retired from his positions of CEO and President effective as of March 22, 2019.

(b)
The amounts reported in these columns reflect the threshold, target and maximum amounts available under the STIP. For each of Mr. Lovette and Mr. Sandri, threshold, target and maximum amounts under the STIP were determined by the Compensation Committee in December 2017.

(c)
In February 2018, Mr. Lovette and Mr. Sandri were granted performance-based awards under the 2018 Program that would be settled for RSUs if the awards were earned. At the date of receipt of the grants, the outcome of achieving the performance conditions was deemed improbable. Had the awards been earned at the maximum level, they would have been valued at $1,754,348 and $555,559 for Mr. Lovette and Mr. Sandri, respectively, based on the closing price of the Company’s common stock at $25.59. The performance conditions pertaining to the 2018 Program awards were partially achieved and a grant will be awarded at 65% of the approved 2018 Program targets which would result in a grant of 9,408 RSUs to Mr. Sandri. Mr. Lovette retired from his positions as CEO and President on March 22, 2019 and forfeited his right to all equity awards that were not vested as of that date. For more information regarding the 2018 Program awards, see “Compensation Discussion and Analysis - Components of Compensation - Long-Term Incentive Compensation.”

(d)
The amounts reported in these columns reflect certain discretionary grants awarded to Mr. Lovette and Mr. Sandri. For more information, see “Compensation Discussion and Analysis - Components of Compensation - Annual Cash Incentive Compensation.”

2018 Outstanding Equity Awards at Fiscal Year-End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William W. Lovette	—	—	238,236(a)	3,714,099
Fabio Sandri	—	—	190,194(b)	2,965,124

(a)
Mr. Lovette retired from his positions of CEO and President effective as of March 22, 2019. The amounts presented in the table represent Mr. Lovette’s outstanding equity awards as of December 30, 2018. However, Mr. Lovette has forfeited his right to all equity awards that were not vested as of the date of his retirement, including the unvested RSUs described below. Mr. Lovette received a discretionary grant of 38,236 RSUs on February 13, 2018. One-third of the RSUs vested on February 13, 2019 and the remaining RSUs were scheduled to vest ratably in two equal installments on February 13, 2020 and February 13, 2021. Mr. Lovette also received a discretionary grant of 200,000 RSUs on February 14, 2018, which vested on January 1, 2019.

(b)
Mr. Sandri received a discretionary grant of 10,194 RSUs on February 13, 2018. One-third of the RSUs vested on February 13, 2019 and the remaining RSUs are scheduled to vest ratably in two equal installments on February 13, 2020 and February 13, 2021. Mr. Sandri also received a discretionary grant of 80,000 RSUs on February 14, 2018, which vested on January 1, 2019. Mr. Sandri also received a discretionary grant of 100,000 RSUs on December 10, 2018, which are scheduled to vest on July 1, 2019.

Lovette Employment Terms
In 2018, Mr. Lovette, our Company’s former Chief Executive Officer and President, received an annual base salary of $1,000,000 and was eligible for severance under the terms of his Employment Agreement. Mr. Lovette was eligible to earn an annual cash bonus under the STIP with a bonus target of 100% of his annual base salary and was also eligible to receive a long term equity incentive award under the 2018 Program. During 2018, the Board approved discretionary awards to Mr. Lovette totaling 238,236 RSUs. Additionally, Mr. Lovette was eligible to participate in the Company’s other benefit plans (other than the Severance Plan) that are generally available to the Company’s senior officers. On March 22, 2019, Mr. Lovette retired from his positions of CEO and President. Consequently, the Employment Agreement has terminated. In connection with his retirement, the Company and Mr. Lovette entered into a Transition and Separation Agreement. For more information regarding the terms of the Transition and Separation Agreement, see “Compensation Discussion and Analysis - Compensation to our Chief Executive Officer - William W. Lovette Transition and Separation Agreement.”
Sandri Employment Terms
In 2018, Mr. Sandri, our Company’s Chief Financial Officer, was provided an annual base salary of $475,000, and he was eligible to earn an annual cash bonus under the STIP with a bonus target equal to 100% of his annual base salary. Mr. Sandri does not have a written employment agreement with the Company. Mr. Sandri was also eligible to receive a long term equity incentive award under the 2018 Program. During 2018, the Board approved discretionary awards to Mr. Sandri totaling 190,194 RSUs. Additionally, Mr. Sandri is eligible to participate in the Company’s other benefit plans that are generally available to the Company’s senior officers. For more information regarding compensation to Mr. Sandri during fiscal year 2018, see “Compensation Discussion and Analysis - Components of Compensation.”
2018 Nonqualified Deferred Compensation
The following table sets forth information regarding the deferral of components of our NEOs’ compensation on a basis that is not tax-qualified for the fiscal year ended December 30, 2018:

Name	Executive Contributions in Last Fiscal Year(b) ($)	Registrant Contributions in Last Fiscal Year(c) ($)	Aggregate Earnings (Loss) in Last Fiscal Year(d) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(e) ($)
William W. Lovette(a)	—	—	—	—	—
Fabio Sandri	43,788	17,515	(15,412)	(92,616)	114,591

(a)	Mr. Lovette retired from his positions of CEO and President effective as of March 22, 2019.

(b)
Amounts in this column for the Deferred Compensation Plan represent salary deferrals pursuant to the Deferred Compensation Plan and are included in the “Salary” amounts in the Summary Compensation Table above.

(c)
Amounts in this column for the Deferred Compensation Plan represent company-matching awards pursuant to the Deferred Compensation Plan and are included in the “All Other Compensation” amounts in the Summary Compensation Table above.

(d)	There were no above-market or preferential earnings with respect to any deferred compensation balances.

(e)
The Company provides matching Deferred Compensation Plan contributions. Mr. Sandri received $17,515, $12,146 and $19,518 in matching contributions in 2018, 2017, and 2016, respectively, and as a result, these sums were included as compensation in the Summary Compensation Table in previous years for the year earned, as applicable.

2018 Potential Payments Upon Termination or Change-in-Control
The information below describes certain compensation that would be paid to William W. Lovette and Fabio Sandri, in the event of a termination of their respective employment with the Company or under certain circumstances in the event of a change in control of the Company. Neither NEO would receive any payments or benefits upon termination for cause. The Company also has no arrangements under which the NEOs would receive any payments or benefits upon a change in control of the Company other than immediate vesting under certain circumstances of RSUs granted to Mr. Lovette and Mr. Sandri under the 2009 LTIP. Mr. Lovette retired from his positions as CEO and President effective March 22, 2019 and he is entitled to receive a compensation bonus of $15,000,000, payable as follows (1) $25,000 on the first payroll date of each full month during the term of the Transition and Separation Agreement and (2) in two equal installments of $7,300,000 on each of July 31, 2019 and July 31, 2020, subject to Mr. Lovette’s continued employment with the Company and compliance with certain covenants. If Mr. Lovette’s employment ends without cause, he will be entitled to receive severance payments including (1) a lump sum payment in the amount of any unpaid Compensation Bonus and (2) payments totaling $1,000,000 annually in regular payroll installments for a two year period following the Separation Date with payment commencing 60 days following the date of termination. For additional terms of Mr. Lovette’s Transition and Separation Agreement see “Compensation

Discussion and Analysis - William W. Lovette Transition and Separation Agreement”. The amounts shown in the table below assume that such a termination of employment occurred on December 30, 2018.

Named Executive Officer / Element of Compensation	Termination due to Death or Disability ($)	Termination Other than for Cause, Death or Disability ($)	Change-in-Control ($)
William W. Lovette(a)
Severance payment(b)	—	2,000,000	—
Self-insured payments(c)(d)	346,154	—	—
Immediate vesting of RSUs(e)	—	—	3,714,099
Total for Mr. Lovette	346,154	2,000,000	3,714,099

Fabio Sandri
Severance payment (f)	—	210,096	—
Self-insured payments(c)(d)	170,313	—	—
Immediate vesting of RSUs(e)	—	—	2,965,124
Total for Mr. Sandri	170,313	210,096	2,965,124

(a)	Mr. Lovette retired from his positions as CEO and President effective as of March 22, 2019.

(b)
Calculated pursuant to the specific severance payments under our Employment Agreement with Mr. Lovette. However, Mr. Lovette retired on March 22, 2019, and consequently the Employment Agreement was terminated. The only payments Mr. Lovette will receive are the amounts described above under the Transition and Separation Agreement.

(c)
Amounts in the table reflect lump-sum payments to be made by the Company. For termination due to death, Mr. Lovette’s and Mr. Sandri’s estates would also receive $500,000 and $492,000, respectively, from third-party insurers.

(d)	Mr. Lovette and Mr. Sandri would also receive approximately $15,000 per month in long-term disability payments from third-party insurers.

(e)
At December 30, 2018 Mr. Lovette and Mr. Sandri held 238,236 and 190,194 unvested RSUs, which were granted under the 2009 LTIP. The shares subject to the RSUs will vest immediately if a “change-in-control” occurs and the restricted stock is note converted, assumed or on the date of the event was equal to the closing price of the Company’s common stock on the last trading day of the fiscal year ended December 30, 2018 ($15.59). Mr. Lovette retired from his positions as CEO and President on March 22, 2019 and forfeited his right to all equity awards that were not vested as of that date.

(f)	Calculated pursuant to the Severance Plan, as described in the Compensation and Discussion Analysis.
CEO Pay Ratio for Fiscal Year 2018
Pay Ratio
Our CEO to median employee pay ratio has been calculated in accordance with the recently adopted rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and is calculated in a manner consistent with Item 402(u) of Regulation S-K. For purposes of this CEO Pay Ratio Disclosure, we calculated Mr. Lovette’s annual total compensation for 2018, as shown in the Summary Compensation Table above, was $7,405,096. The median Pilgrim’s Pride employee’s annual total compensation in 2018 (excluding Mr. Lovette’s compensation) was $36,150, calculated using the same methodology as used in the calculation of the Summary Compensation Table, consisting of base salary, bonus, stock awards, non-equity incentive plan compensation and nonqualified deferred compensation earnings, and all other compensation. As a result, the ratio of Mr. Lovette’s annual total compensation in 2018 to the median annual total compensation of all Pilgrim’s Pride employees (excluding Mr. Lovette) in 2018 was 204.8:1, when calculated in a manner consistent with Item 402(u) of Regulation S-K.
Identification of Median Employee
For purposes of determining the median Pilgrim’s Pride employee, we evaluated all employees, other than Mr. Lovette, employed by Pilgrim’s Pride as of December 31, 2017 and calculated each such employee’s total compensation as of December 31, 2017. Total cash compensation consists of annual base pay, annual wages (not including overtime), and target incentive compensation and bonuses at 100% of bonus opportunity. We did not make any material assumptions, adjustments, or estimates with respect to total cash compensation. The total compensation of each employee other than Mr. Lovette was then ranked lowest to highest to determine the median employee in 2017. We believe there has been no change in our employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure and have not recalculated the median employee in 2018. We have used a median employee with compensation substantially similar to that of the median employee as calculated in 2017.
Annual Total Compensation
After identifying the median employee based on total cash compensation, as described above, we calculated annual total compensation for such employee using the same methodology we use for our NEOs as set forth in the Summary Compensation Table above.

2018 DIRECTOR COMPENSATION TABLE
Under the Company’s current compensation program for Directors (the “Program”), Directors who are employed by the Company or any of its subsidiaries will not receive any additional compensation for their services as Directors. The Program provides that each non-employee Director will receive an annual cash retainer of $140,000, paid quarterly in arrears. Each non-employee Director will receive an RSU award with a value of $60,000 annually, calculated using a stock price to be determined as of the date of the Company’s annual meeting of stockholders which will vest upon termination of service with the Board of Directors. The Chairmen of the Audit Committee and Compensation Committee will also receive a $15,000 annual cash retainer, and other members of those committees will also receive a $10,000 annual cash retainer per year.
The following table sets forth certain information with respect to our Director compensation for the fiscal year ended December 30, 2018. Compensation information for Mr. Lovette is set forth above under “Executive Compensation - Summary Compensation Table.” Gilberto Tomazoni, Andre Nogueira de Souza, Denilson Molina and William W. Lovette did not receive any compensation solely for service as Directors.

Director	Fees Earned or Paid in Cash	Stock Awards(b) ($)	All Other Compensation	Total
David E. Bell(a)	$140,000	$60,000	$—	$200,000
Michael L. Cooper	165,000	60,000	—	225,000
Charles Macaluso	150,000	60,000	—	210,000
Wallim Cruz De Vasconcellos Junior	150,000	60,000	—	210,000

(a)	Dr. Bell will cease to be a Director effective as of the Annual Meeting.

(b)	In May 2018 non-employee Directors were each granted 2,786 RSUs based on a share price of $21.54 on the grant date.
COMPENSATION RISKS
The Company has reviewed and assessed our compensation policies and practices to determine whether they are reasonably likely to have a material adverse effect on the Company. The Company’s management reviews compensation policies for the presence of certain elements that could encourage employees to take unnecessary or excessive risks; the ratios and level of incentive to fixed compensation, annual to long-term compensation and cash to equity compensation; and the comparison of compensation expense to earnings of the Company. Management’s assessment of the Company’s compensation policies is reviewed by the Compensation Committee as part of its risk oversight function.
The Company believes that its compensation programs for employees and executive officers are appropriately tailored to encourage employees to grow our business, but not to encourage them to do so in a way that poses unnecessary or excessive material risk. In particular, in 2018, the Company’s compensation programs were designed to provide the following:

•	elements that balance short-term and long-term compensation;

•	for our executive officers, incentive compensation that rewards performance-based on Company performance; and

•	compensation with fixed and variable components.
As a result, the Company believes that executive officers and key employees receive a balance between competitive remuneration to encourage retention and compensation designed to provide opportunities to earn more by successfully executing our business strategy. The Company believes the design of these programs encourages our executive officers and key employees to perform at high levels and maximize Company performance without focusing exclusively on compensation performance metrics to the detriment of other important business metrics.
The Company also believes that its compensation program does not encourage excessive risk taking because the above compensation elements coupled with equity ownership in the Company provide a proper mix between long and short-term incentives. A significant portion of the NEOs’ total compensation is performance-based and tied to the profitability of the Company. Specifically, in 2018, each of Mr. Lovette and Mr. Sandri were eligible to receive an annual cash bonus payable based on the Company’s PBT Margin. Additionally, Mr. Lovette and Mr. Sandri each has been granted equity awards and currently owns a level of equity that the Company believes provides sufficient long-term incentives. The Company believes that the NEOs’ beneficial ownership of Pilgrim’s Pride common stock, which encourages long-term focus on sustainable performance, aligns their interests with those of our stockholders. For 2018, approximately 68.5% and 64.0% of the total target compensation of our CEO and our CFO, respectively, was “at risk,” or dependent upon both the Company’s and the individual’s performance.
Overall, the Company concluded that there were no risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.
RELATED PARTY TRANSACTIONS
Related Party Transactions Policy
During 2018, in accordance with its Charter, our Audit Committee was responsible for reviewing and approving the terms and conditions of all proposed transactions between us and any of our officers or Directors, or relatives or affiliates of any such officers or Directors. Furthermore, our Certificate of Incorporation provides that all transactions required to be disclosed under Item 404 of Regulation S-K under the Exchange Act (“related party transactions”) must first be reviewed, evaluated and approved by the Audit Committee or other committee comprised solely of independent directors, such approval to be evidenced by a resolution stating that such committee has, in good faith, unanimously determined that such transaction complies with the provisions of our Certificate of Incorporation governing related party transactions. Any Audit Committee or other independent body member who was or is not independent with respect to a related party transaction under review has been required by our Audit Committee Charter to disclose his or her lack of independence to the remaining committee members and abstain from the review and approval of that transaction.
Certain Transactions
During 2018, we were a party to certain transactions with our current Directors and executive officers. These transactions, along with all other related party transactions, received the approval of the current Audit Committee or, in the case of transactions entered into prior to our emergence from bankruptcy, the Audit Committee in existence at that time. Company management analyzed the terms of all contracts entered into with related parties and believed that they were substantially similar to, and contained terms not less favorable to us than, those obtainable from unaffiliated parties.
On January 19, 2010, we entered into an agreement with JBS USA Food Company (“JBS USA”), a subsidiary of JBS, in order to allocate costs associated with the procurement of SAP licenses and maintenance services by JBS USA for both JBS USA and the Company. Under this agreement, the fees associated with procuring SAP licenses and maintenance services are allocated between the Company and JBS USA in proportion to the percentage of licenses used by each company. The agreement expires on the date of expiration, or earlier termination, of each underlying SAP license agreement.
On May 5, 2010, we also entered into an agreement with JBS USA in order to allocate the costs of supporting the business operations by one consolidated corporate team, which had historically been supported by their respective corporate teams. Expenditures paid by JBS USA on behalf of the Company will be reimbursed by the Company, and expenditures paid by the Company on behalf of JBS USA will be reimbursed by JBS USA. This agreement expires on December 31, 2019. During 2018, JBS USA incurred approximately $62.2 million in expenditures paid on our behalf, including the procurement and maintenance of SAP licenses. During 2018, we incurred approximately $9.2 million in expenditures paid on behalf of JBS USA.
We routinely enter transactions to purchase products from JBS USA and to sell our products to them. During 2018, our purchases from JBS USA totaled $117.6 million and our sales to JBS USA totaled $13.8 million. In 2018, the Company also purchased products from Seara Meats B.V. and JBS Toledo, subsidiaries of JBS, in the amounts of $36.2 million and $0.4 million, respectively. In the same year, the Company also sold products to JBS Five Rivers;

Combo, Mercado de Congelados; and JBS Chile Ltda., in the amounts of $7.1 million, $0.2 million, and $60 thousand, respectively.
The Company entered into a tax sharing agreement during 2014 with JBS USA Holdings effective for tax years starting 2010. A net tax payable due to JBS USA Holdings in the amount of $0.5 million for tax year 2018 was accrued in 2018 and paid in 2019.
William D. Lovette is the son of the Company’s former CEO and President and is employed as the Company’s Head of Operations, Case Ready East. During fiscal year 2018, his annual cash compensation was $547,205. During fiscal year 2017, his annual cash compensation was $341,232. During fiscal year 2016, his annual cash compensation was $497,939. He was also granted awards under the Company’s long term incentive programs in 2016, 2017 and 2018. The RSUs awarded in 2016 and 2017 were not earned and consequently were forfeited. In 2018, the Compensation Committee recommended, and the Board approved, a discretionary award at 50% of the approved 2017 Program, resulting in a grant of 1,912 RSUs. The performance conditions pertaining to the 2018 Program award were partially achieved and a grant will be awarded at 65% of the approved 2018 Program targets, which would result in a grant of 1,485 RSUs. The shares covered by the RSUs will vest ratably over three years in equal installments on the first, second and third anniversaries of each date of grant.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEE INFORMATION
Audit Fees
Fees for audit services totaled $3,175,201 in 2018, $3,267,186 in 2017 and $1,608,398 in 2016. Fees were incurred for the annual audit, the audit of internal controls over financial reporting (i.e., the Sarbanes-Oxley 404 Audit), the reviews of our quarterly reports on Form 10-Q, statutory audits required in Mexico and the U.K. and Europe, comfort letters and review of registration statements and accounting consultations.
Audit-Related Fees
We incurred audit-related services fees of $51,885 in 2018 and none for 2017 or 2016. Audit-related services principally include other attestation services such as agreed-upon procedures required for compliance with contracts or other statutes.
Tax Fees
Fees for tax services totaled $59,744 in 2018, $24,975 in 2017 and $38,000 in 2016. Tax-related services principally included tax advice and return preparation related to our Mexico subsidiaries in 2018, 2017 and 2016 and U.K. and Europe subsidiaries in 2018 and 2017.
All Other Fees
We incurred no fees for other services not included above during either 2018, 2017 or 2016.
The Audit Committee pre-approved all audit and non-audit fees of the independent registered public accounting firm during 2018, 2017 and 2016.
Pre-Approval Policies and Procedures
In accordance with its Charter, our Audit Committee has established policies and procedures by which it approves in advance any audit and permissible non-audit services to be provided by our independent registered public accounting firm. Under these procedures, prior to the engagement of the independent registered public accounting firm for pre-approved services, requests or applications for the independent registered public accounting firm to provide services must be submitted to our Chief Financial Officer, or his designee, and the Audit Committee and must include a detailed description of the services to be rendered. The Chief Financial Officer, or his designee, and the independent registered public accounting firm must ensure that the independent registered public accounting firm is not engaged to perform the proposed services unless those services are within the list of services that have received the Audit Committee’s pre-approval and must cause the Audit Committee to be informed in a timely manner of all services rendered by the independent registered public accounting firm and the related fees.
Requests or applications for the independent registered public accounting firm to provide services that require additions or revisions to the 2018 pre-approval will be submitted to the Audit Committee (or any Audit Committee members who have been delegated pre-approval authority) by the Chief Financial Officer or his designee. Each request or application must include:

•	a recommendation by the Chief Financial Officer (or designee) as to whether the Audit Committee should approve the request or application; and

•
a joint statement of the Chief Financial Officer (or designee) and the independent registered public accounting firm as to whether, in their view, the request or application is consistent with the SEC’s regulations and the requirements for auditor independence of the Public Company Accounting Oversight Board.

The Audit Committee also will not permit the engagement to provide any services to the extent that the SEC has prohibited the provision of those services by independent registered public accounting firms.
The Audit Committee delegated authority to the Chairman of the Audit Committee to:

•	pre-approve any services proposed to be provided by the independent registered public accounting firm and not already pre-approved or prohibited by this policy up to $25,000;

•
increase any authorized fee limit for pre-approved services (but not by more than 30% of the initial amount that was pre-approved) before we or our subsidiaries engage the independent registered public accounting firm to perform services for any amount in excess of the fee limit; and

•	investigate further the scope, necessity or advisability of any services as to which pre-approval is sought.
The Chairman of the Audit Committee is required to report any pre-approval or fee increase decisions to the Audit Committee at the next committee meeting.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of our internal audit function and the independent registered public accounting firm, risk assessment and risk management. The Audit Committee manages the Company’s relationship with its independent registered public accounting firm (who reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.
The Company’s management has primary responsibility for preparing our financial statements and for our financial reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States.
In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Accounting Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

4.
Based on the review and discussions set forth above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 30, 2018 that was filed with the SEC and that accompanies this proxy statement.

The undersigned members of the Audit Committee have submitted this report to the Board of Directors.

Audit Committee
Michael L. Cooper, Chairman Charles Macaluso Wallim Cruz De Vasconcellos Junior

PROPOSAL 5. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Board of Directors recommends the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2019. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection.
Representatives of KPMG LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. They will be given the opportunity to make a statement if they wish to do so.
Our Board of Directors recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2019. Proxies will be so voted unless stockholders specify otherwise.
Financial Statements Available
Our annual report on Form 10-K for the fiscal year ended December 30, 2018 is being mailed concurrently with this proxy statement. The annual report does not form any part of the material for the solicitation of proxies. Upon written request of a stockholder, the Company will furnish, without charge, a copy of our annual report. If you would like a copy of the annual report, please contact Pilgrim’s Pride Corporation, at: 1770 Promontory Circle, Greeley, Colorado 80634 Attn: Investor Relations. In addition, financial reports and recent filings with the SEC are available on the internet at www.sec.gov. Company information is also available on the internet at www.pilgrims.com. Information contained on the website is not part of this proxy statement.

SECURITY OWNERSHIP
The following table sets forth, as of March 12, 2019, certain information with respect to the beneficial ownership of our common stock by (1) each person known by us to own more than 5% of the outstanding shares of our common stock (the only class of voting securities outstanding); (2) each of our Directors and Director nominees, including employee Directors; (3) our NEOs; and (4) all of our current Directors and executive officers as a group. Shares are beneficially owned when the person holding the shares has voting or investment power over the shares or the right to acquire voting or investment power within 60 days. Voting power is the power to vote the shares. Investment power is the power to direct the sale or other disposition of the shares.

Name and Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Outstanding Common Stock	Percent of Voting Power
JBS USA Holding Lux S.à r.l.(a)	195,445,936	78.36%	78.36%
William W. Lovette(b)	492,228	*	*
Fabio Sandri	401,073	*	*
Michael L. Cooper	10,171	*	*
David E. Bell(c)	4,786	*	*
Charles Macaluso	2,786	*	*
Farha Aslam	—	*	*
Wallim Cruz De Vasconcellos Junior	2,786	*	*
Denilson Molina	—	*	*
Gilberto Tomazoni	—	*	*
Andre Nogueira de Souza	—	*	*
Vincent Trius	—	*	*
Arquimedes A. Celis	—	*	*
All executive officers and Directors as a group (9)(a)	196,359,766	78.73%	78.73%
*    Less than 1%.

(a)
JBS USA Holding Lux S.à r.l. (formerly known as JBS USA Holdings, Inc.) is a wholly owned, indirect subsidiary of JBS and indirectly beneficially owns 195,445,936 shares of our common stock. JBS is ultimately controlled by the Batista family members, which is comprised of José Batista Sobrinho, the founder of JBS, Wesley Mendonça Batista, Joesley Mendonça Batista and José Mendonça Batista Junior. The Batista family indirectly owns 100% of the issued and outstanding shares of J&F Investimentos S.A., a Brazilian corporation, which owns approximately 40.57% of the outstanding capital of JBS. Additionally, the Batista family controls Banco Original S.A. and Banco Original do Agronegócio S.A., Brazilian corporations which own 1.23% and 0.03% of the outstanding capital of JBS, respectively.

(b)	Mr. Lovette retired from his positions of CEO and President effective as of March 22, 2019.

(c)	Dr. Bell will cease to be a Director effective as of the Annual Meeting.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information about our common stock that may be issued under our equity plans as of December 30, 2018.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Option, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)
Equity compensation plans approved by securities holders	—	—	4,145,922(a)
Equity compensation plans not approved by securities holders	—	—	—
Total	—	—	4,145,922

(a)
Represents shares of our common stock that may be issued under the 2009 LTIP. As of December 30, 2018, the Company has granted an aggregate of 102,675 shares of restricted stock and 3,609,555 RSUs under the 2009 LTIP. As of December 30, 2018, no other awards have been issued under the 2009 LTIP. For additional information concerning terms of the 2009 LTIP, see “Compensation Discussion and Analysis - Components of Compensation - Long Term Incentive Compensation”.

The Company maintains the 2009 LTIP, which is administered by the Compensation Committee. The 2009 LTIP will expire pursuant to its terms on December 28, 2019 and no awards will be granted under the 2009 LTIP after that date. The equity-based awards that may be granted under the 2009 LTIP include “incentive stock options,” within the meaning of the Code, nonqualified stock options, stock appreciation rights, restricted stock awards, RSUs and other stock based awards. As of December 30, 2018, the maximum number of shares reserved for issuance under the 2009 LTIP was 4,145,922 shares and the maximum number of shares with respect to which awards of any and all types may be granted during a calendar year to any participant is limited, in the aggregate, to 5,000,000 shares. The maximum amount that may be paid in cash during any fiscal year with respect to any award (including any performance bonus award) is $10,000,000. Except as may otherwise be provided in any applicable award agreement or other written agreement entered into between the Company and a participant in the 2009 LTIP, if a “change in control” occurs and the participant’s awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the change in control the awards will become fully exercisable and all forfeiture restrictions on the awards will lapse. While we do not have a formal stock ownership requirement for our executive officers, we do maintain policies against hedging the economic interest in Company securities, engaging in speculative securities transactions, including short sales, and pledging Company securities.
Under the 2009 LTIP, a “change in control” generally includes (1) a direct or indirect sale or other disposition of the Company and its subsidiaries taken as a whole as an entirety or substantially as an entirety in one transaction or series of transactions, (2) the consummation of any transaction (including a merger) to which the Company is a party the result of which is that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold less than 50.1% of the total voting power generally entitled to vote in the election of Directors of the person surviving such transaction, (3) any “person” or “group” becomes the ultimate “beneficial owner” (each as defined in Rule 13d-3 of the Exchange Act) of more than 50% of the total voting power generally entitled to vote in the election of Directors of the Company on a fully diluted basis, (4) subject to specified exceptions and qualifications, during any two consecutive years, individuals who at the beginning of such period constituted the members of the Board cease for any reason to constitute a majority of the members of the Board then in office, or (5) the adoption of a plan for the liquidation or dissolution of the Company.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s officers and Directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the SEC and the stock exchange in which our common stock is listed. Officers, Directors and persons who own more than ten percent of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms, we believe that all applicable filing requirements applicable to our officers, Directors and persons who own more than ten percent of our common stock were complied with for the fiscal year ended December 30, 2018.

HOUSEHOLDING OF STOCKHOLDER MATERIALS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or annual report to stockholders may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of either document to any stockholder who requests orally or by writing to our Investor Relations Department at the following address: 1770 Promontory Circle, Greeley, Colorado 80634 or by telephoning (970)506-8192. Any stockholder who currently is receiving multiple copies and would like to receive only one copy for his or her household should contact his or her bank, broker or other nominee record holder.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 1, 2019
This proxy statement and the Company’s 2018 Annual Report are also available electronically on our hosted website. You may view these directly at: www.envisionreports.com/PPC.
To access and review the materials made available electronically:

1.	Go to www.envisionreports.com/PPC.

2.	Enter the 12-digit control number located on the proxy card.

3.	Click “View Stockholder Material.”
We encourage you to review all of the important information contained in the proxy materials before voting.

PROPOSAL 6. STOCKHOLDER PROPOSAL TO PROVIDE A REPORT REGARDING THE REDUCTION OF WATER POLLUTION
The Board of Directors recommends that the stockholders vote AGAINST the following Stockholder Proposal co-filed by Oblate International Pastoral Investment Trust, Friends Fiduciary, Adrian Dominican Sisters and Mercy Investment Services, Inc. (collectively, the “Co-filers”). The Company takes no responsibility for the accuracy of the Co-filers’ statements.
RESOLVED: Shareholders of Pilgrim’s Pride Corporation (“Pilgrim’s”) request a report on how the company is responding to increasing regulatory, public and competitive pressure to significantly reduce water pollution from the company’s owned facilities; facilities under contract; and suppliers. This report should omit proprietary information, be prepared at reasonable cost, and be made available to shareholders by December 1, 2019.
Supporting statement:
Examples of topics the report could cover include whether the company has considered:

•	a responsible manure management policy that prevents water pollution, including not locating new or expanded CAFOs in already-polluted watersheds;

•	sustainable feed sourcing policy (e.g. from farms with practices that reduce water pollution and greenhouse gas emissions); or

•	diversifying into plant based protein production systems.
Whereas:
Meat production is the leading source of water pollution in the U.S., exposing 7 million Americans to nitrates in drinking water.1
Pilgrim’s is exposed to the risk of unaddressed water pollution in its supply chain. Animal waste from direct operations and 4,000 growers, as well as outflows from animal slaughtering, contain high levels of nitrogen and phosphorus, antibiotic-resistant bacteria and pathogens that often pollute surrounding waterways. Cultivation of feed ingredients for the 36 million chickens produced weekly by Pilgrim’s is the primary source of supply-chain water pollution due to nitrates washing off fields.
Pilgrim’s currently does not have policies aimed at mitigating these waste streams, and is ranked as a top corporate water polluter in the United States as a result. An analysis of EPA Toxic Release Inventory data ranked Pilgrim’s among the top 15 sources of toxic discharges into U.S. waterways from 2010-2014. An updated report found at least seven of Pilgrim’s slaughterhouses to be in chronic violation of water pollution permits during 2017, with Pilgrim’s Mount Pleasant, TX plant ranked as the third-largest nitrogen pollution loader of all slaughterhouses evaluated. Pilgrim’s was fined $1.43 million for fouling the Suwanee River from its Live Oak, FL plant, which had 37 water pollution violations. 2
There is a growing public pushback around pollution from the meat industry that is impacting companies’ ability to expand or do business. Washington, Wisconsin, Maryland, and Virginia have tightened requirements related to nutrient management plans, manure disposal, field application of manure, and groundwater monitoring for animal agriculture. Local protests against industrial animal agriculture expansion are taking place across the country that have resulted in lawsuits and lost contracts against poultry producers.

______________________
1 http://www.environmentalintegrity.org/news/slaughterhouses-violate-water-pollution-permits/
2 Ibid.
3 https://www.opb.org/news/article/washington-dairy-pollution-regs/; https://www.environmentalintegrity.org/wp-content/uploads/2017/02/Shenandoah-Report.pdf; https://www.jsonline.com/story/news/politics/2017/01/07/state-wants-jump-start-manure-project/96212456/

Pilgrim's competitors are working to reduce pollution:  Smithfield set a target to purchase 75% of its grain from farms managed to reduce water pollution; Perdue launched a large-scale poultry litter recycling operation to prevent nutrient pollution; Hormel adopted a Sustainable Agriculture Policy with commitments on water quality and supply chain management; and Tyson is investing in plant-based protein and committed to support improved environmental practices on two million acres of corn by the end of 2020.
By contrast, Pilgrim's policies, contracts, and codes do not address water quality.
Board of Directors’ Statement In Opposition to Stockholder Proposal to Provide a Report Regarding the Reduction of Water Pollution
The Board believes the Company’s present practices and procedures appropriately and adequately address the concerns raised in the proposal and that providing the contemplated report is unnecessary and would impose additional costs on the Company that will not create value either for our stockholders or the communities in which we operate. The Board further believes that a separate report is not an effective way for the Company to “significantly reduce water pollution from the Company’s owned facilities; facilities under contract; and suppliers.”
Contrary to the implications raised in the proposal, we are committed to our role as a steward of the environment in the areas where we do business. As part of our commitment to the environment, we have been in the process of upgrading wastewater treatment facilities at a number of our facilities. Our wastewater facilities, whether owned or under contract, are operated in accordance with site-specific permit requirements, which are established by the local authorities governing these operations. We also expect responsible and efficient water stewardship from our industry partners, including our suppliers. We contract primarily with independent contract growers to raise the live chickens processed in our poultry operations. We strive to support growers in their efforts to run their businesses wisely and to be independent and sustainable enterprises. While these contract growers are independent contractors responsible for their own farms and for day-to-day compliance with applicable environmental rules and regulations, we require that our contract growers comply with all local, state, and federal environmental regulations applicable to their operations. Moreover, we are not aware of any court judgments or regulatory rulings finding that our live bird operations pose a danger to the environment or neighboring water sources.
We are proud of the water conservation and environmental measures that we currently have in place. Water is an essential component of our food safety and quality processes, and we take actions to protect and preserve water quality, particularly in and around our facilities. We have always valued and are committed to supporting improved environmental practices.
In light of current practices and continuous efforts with respect to water conservation and quality, the Board believes the Company is addressing the concerns raised in the proposal and a report is unnecessary and not in the best interests of our stockholders. Accordingly, the Board recommends that stockholders vote AGAINST this stockholder proposal.
Our Board of Directors recommends that you vote “AGAINST” this stockholder proposal. Proxies will be so voted unless stockholders specify otherwise.

PROPOSAL 7. STOCKHOLDER PROPOSAL TO PROVIDE A REPORT ON HUMAN RIGHTS DUE DILIGENCE
The Board of Directors recommends that the stockholders vote AGAINST the following Stockholder Proposal filed by Oxfam America Inc. (“Oxfam”). The Company takes no responsibility for the accuracy of Oxfam’s statements.
Report on Human Rights Due Diligence
2019 Pilgrim’s Pride Corporation
Whereas: Corporations have a responsibility to respect human rights within company-owned operations and through business relationships under the UN Guiding Principles on Business and Human Rights.1 To meet this responsibility, companies are expected to conduct human rights due diligence, informed by the core international human rights instruments, to assess, identify, prevent, and mitigate adverse human rights impacts.2
Industrial meat production exposes workers, farmers, and communities to actual and potential adverse human rights impacts. Inadequate regulatory frameworks do not sufficiently protect against these impacts. Poultry processing workers face serious labor rights violations, including injuries from unsafe line speeds and other hazards, exposure to toxins, wage and hour violations, sexual harassment, and workplace discrimination. Factory farming contributes to economic struggles for contract growers and family farmers, exploitation of migrant farmworkers, and occupational health and safety risks. Monoculture farming to grow animal feed requires heavy use of chemical fertilizers and pesticides, impacting human health, soil and water quality, and biodiversity.
Pilgrim’s faces public resistance to the expansion of its operations and footprint to meet growing demand for protein. In 2018, community members spoke up in opposition to a proposed plant in Georgia due to concerns about negative impact to the local community and environment.3 A proactive assessment of Pilgrim’s salient human rights risks, informed by meaningful stakeholder consultation, would mitigate adverse human rights impacts and threats to the company’s social license to operate and business opportunities.
Recent legal complaints against Pilgrim’s Pride and its subsidiaries range from allegations of hiring discrimination,4 5 disability discrimination,6 to federal fines issued for violations of: environmental; wage and hour; workplace safety and health; and labor relations regulations.7 The repeated occurrence of these types of fines and lawsuits indicate that although Pilgrim’s commits to respect human rights in its Code of Conduct and Sustainability Report documents, adoption of corporate principles is only the first step in effectively managing human rights risks.
Resolved: Shareholders request the Board of Directors prepare a report, at reasonable cost and omitting proprietary information, on Pilgrim’s human rights due diligence process to assess, identify, prevent and mitigate actual and potential adverse human rights impacts.
Supporting Statement:
The report should:

•	Include the human rights principles used to frame its risk assessments;

•	Outline the human rights impacts of Pilgrim’s business activities, including company-owned operations, contract growers, and supply chain, and plans to mitigate any adverse impacts;

•	Explain the types and extent of stakeholder consultation; and
______________________
1 https://www.ohchr.org/Documents/Publications/GuidingPrinciplesBusinessHR_EN.pdf
2 https://www.ohchr.org/en/professionalinterest/pages/coreinstruments.aspx; https://www.ilo.org/declaration/lang-en/index.htm; http://www.oecd.org/investment/mne/1922428.pdf
3 https://dontslaughterourcove.com/
4 https://www.reliableplant.com/Read/8537/pilgrim’s-pride-to-pay-$1m-for-hiring-discrimination
5 https://carlairwininc.com/blog/ofccp-files-lawsuit-against-pilgrims-pride-alleging-hiring-discrimination/
6 https://www.eeoc.gov/eeoc/newsroomlrelease/9-24-18i.cfm
7 https://violationtracker.goodjobsfirst.org/parent/jbs

•	Address Pilgrim’s plans to track effectiveness of measures to assess, prevent, mitigate, and remedy adverse human rights impacts.
Board of Directors’ Statement In Opposition to Stockholder Proposal to Provide a Report on Human Rights Due Diligence
The Company is strongly committed to protecting human rights in our business activities, including our owned-operations, contract growers and supply chain. We also greatly value the health and safety of our employees and other parties associated with our operations and we continue to focus on creating a workplace atmosphere with the goal of eliminating workplace incidents, risks and hazards. We have conducted our business and will continue to conduct our business in a respectful manner. We are committed to operating our business in conformity with all laws and regulations applicable to the health and safety of our workforce or human rights.
The stockholder proposal focuses on requiring the Company to provide a report on the efforts we are taking in the realm of human rights due diligence. While the Board is strongly committed to promoting social responsibility and human rights throughout every facet of our operations, the Board believes the Company’s present practices and procedures appropriately and adequately address the concerns raised in the proposal. Accordingly, the Board believes that, in view of the Company’s continued engagement and commitment to actions in connection with human rights issues, providing the contemplated report is unnecessary and would impose additional costs on the Company.
Our human rights values can be traced to our Code of Conduct that was adopted by the Board. The Code of Conduct sets high standards for the Company’s team members, including the Company’s employees, officers and directors. Our Code of Conduct requires us, among other things, to commit to upholding the principles of human rights. A few of the key areas we focus on include:

•	Health and safety in the workplace;

•	The right to legal wages and benefits;

•	Appropriate working hours and overtime pay;

•	Prevention of child labor or forced labor;

•	The fair and ethical treatment of all team members, including non-discrimination; and

•	Our employees’ rights to join or not join a trade union or to have recognized employee representation as required by local law.
Additionally, we already engage in a number of practices that make the report requested by Oxfam unnecessary. First, we have engaged an independent third-party to maintain an “Ethics Hotline” through both a toll-free phone number and a web-based reporting platform for team members to anonymously report suspected violations of our Code of Conduct or the law. The Ethics Hotline provides an effective tool for gauging the effectiveness of our Code of Conduct and we continuously monitor and respond to all reported matters. Further, our human resources department, working in collaboration with management, works directly with our facilities to drive improvement in worker conditions and facilitate compliance with applicable laws and regulations. Our human resources department also conducts training courses for our team members that focus on topics such as workplace health and safety, sexual harassment, discrimination in the workplace and environmental impacts of our operations, among others. We believe that these training programs promote a workplace culture that acknowledges the importance of all human rights.
We also prepare a yearly Sustainability Report in which we report our progress in improving our business and creating a more sustainable future for our team members, customers, consumers and other stakeholders. In our Sustainability Report, we have identified five key priorities, which are the foundation of our sustainability program. These key priorities include the health and safety of our employees.
We also expect our industry partners, including our suppliers and contract growers, to operate their businesses in a manner that promotes ethical behavior and that focuses on managing the impacts of their operations on their workers and the communities in which they operate. While the contract growers that we work with to raise the live chickens processed in our poultry operations are independent contractors responsible for their own farms and for day-to-day compliance with applicable health and safety regulations and applicable human rights principles, we require that our contract growers comply with all local, state, and federal environmental regulations applicable to their operations.
The Code of Conduct and our Sustainability Report are publicly available to all stockholders on our website at www.pilgrims.com.
In light of current practices and continuous efforts with respect to promoting human rights initiatives, the Board believes the Company is addressing the concerns raised in the proposal and a report on human rights due diligence is unnecessary and not in the best interests of our stockholders. Accordingly, the Board recommends that stockholders vote AGAINST this stockholder proposal.
Our Board of Directors recommends that you vote “AGAINST” this stockholder proposal. Proxies will be so voted unless stockholders specify otherwise.

OTHER BUSINESS
The Board of Directors is not aware of, and it is not anticipated that there will be presented at the Annual Meeting, any business other than the proposals regarding the election of the Directors, a stockholder advisory vote on executive compensation, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, and the stockholder proposals submitted by stockholders described above. If other matters properly come before the Annual Meeting, the persons named on the accompanying proxy card will vote the returned proxies as the Board of Directors recommends.

By order of the Board of Directors,

JAYSON PENN
Greeley, Colorado	Chief Executive Officer and
April 5, 2019	President

Annex A

PILGRIM’S PRIDE CORPORATION
2019 LONG TERM INCENTIVE PLAN

ARTICLE 1.    PURPOSES OF THE PLAN
The purposes of the Pilgrim’s Pride Corporation 2019 Long Term Incentive Plan (the “Plan”) are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success and enhance the value of the Company’s business by linking the personal interests of the Directors, Employees and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders.
ARTICLE 2.    DEFINITIONS
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1    “Affiliate” means (a) a Subsidiary, (b) any entity in which the Company has a significant equity interest, or (c) any entity that directly or through one or more intermediaries is controlled by the Company, in each case, as determined by the Committee.
2.2    “Award” means an Option, an award of Restricted Stock, a Stock Appreciation Right, an award of Performance Shares, an award of Performance Stock Units, a Dividend Equivalent Right, an award of Restricted Stock Units, a Performance Bonus Award, a Performance-Based Award or any other right or benefit, including any other Award under Article 8, granted to a Participant pursuant to the Plan.
2.3    “Award Agreement” means any written agreement, contract, or other instrument or document evidencing the terms and conditions of an Award, including through electronic medium.
2.4    “Board” means the Board of Directors of the Company.
2.5    “Change in Control” shall mean the occurrence of any of the following events:
(a)    a direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all the assets of the Company and its subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act) as an entirety or substantially as an entirety in one transaction or series of transactions;
(b)    the consummation of any transaction (including, without limitation, any merger, consolidation or recapitalization) to which the Company is a party the result of which is that immediately after such transaction the stockholders of the Company immediately prior to such

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Annex A

transaction beneficially own less than 50.1% of the total voting power generally entitled to vote in the election of directors, managers or trustees of the person surviving such transaction;
(c)    any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act) becomes the ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the total voting power generally entitled to vote in the election of directors, managers or trustees of the Company on a fully-diluted basis;
(d)    during any period of two consecutive years, individuals who at the beginning of such period constituted the members of the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board then in office; or
(e)    the adoption of a plan for the liquidation or dissolution of the Company.
Notwithstanding the foregoing, to the extent that any amount constituting “non-qualified deferred compensation” under Section 409A of the Code (as defined below) would become payable under this Plan by reason of a Change in Control, which does not also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code, then the amount shall be payable on the earliest payment event permissible under Section 409A of the Code that is set forth in the Award Agreement.
2.6    “Code” means the U.S. Internal Revenue Code of 1986, as amended.
2.7    “Committee” means the committee of the Board appointed or described in Article 11 to administer the Plan.
2.8    “Common Stock” means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for the Common Stock pursuant to Article 10.
2.9    “Company” means Pilgrim’s Pride Corporation, a Delaware corporation.
2.10    “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company or any Affiliate; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person.
2.11    “Director” means a member of the Board, or as applicable, a member of the board of directors of a Subsidiary.
2.12    “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determined physical or

2

Annex A

mental impairment for a period of not less than ninety (90) consecutive days. A Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment, such as a treating physician’s written certification, sufficient to satisfy the Board in its discretion. Notwithstanding the foregoing, for purposes of Incentive Stock Options granted under the Plan, “Disability” means the Participant is disabled within the meaning of Section 22(e)(3) of the Code.
2.13    “Dividend Equivalent Right” means a right granted to a Participant pursuant to Section 8.3 hereof to receive the equivalent value (in cash or Shares) of dividends paid on the Shares.
2.14    Effective Date” shall have the meaning set forth in Section 12.1 hereof.
2.15    “Eligible Individual” means any person who is an Employee, a Consultant or a Director, as determined by the Committee.
2.16    “Employee” means a full time or part time employee of the Company or any Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or Affiliate for the relevant period, but shall exclude individuals who are classified by the Company or Affiliate as (a) leased from or otherwise employed by a third party, (b) independent contractors or (c) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. A Participant shall not cease to be an Employee in the case of (i) any vacation or sick time or otherwise approved paid time off in accordance with the Company or an Affiliate’s policy or (ii) transfers between locations of the Company or between the Company and/or any Affiliate. Neither services as a Director nor payment of a director’s fee by the Company or an Affiliate shall be sufficient to constitute “employment” by the Company or any Affiliate.
2.17    “Equity Restructuring” shall mean a nonreciprocal transaction between the company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the price of Shares (or other securities) and causes a change in the per share value of the Shares underlying outstanding Awards.
2.18    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
2.19    “Fair Market Value” means, as of any given date, (a) if Shares are traded on any established stock exchange, the closing price of a Share as quoted on the principal exchange on which the Shares are listed, as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Shares are not traded on an exchange but are regularly quoted on a national market or other quotation system, the closing sales price on such date as quoted on such market or system, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) in the absence of an established market for the Shares of the type described in clauses (a) or (b) of this Section 2.19, the fair market value established by the Committee acting in good faith.

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Annex A

2.20    “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
2.21    “Independent Director” means a Director of the Company who is not an Employee.
2.22    “Non-Employee Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.
2.23    “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
2.24    “Option” means a right granted to a Participant pursuant to Article 5 to purchase a specified number of Shares at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
2.25    “Participant” means any Eligible Individual who, as an Independent Director, Consultant or Employee, has been granted an Award pursuant to the Plan.
2.26    “Performance-Based Award” means an Award granted pursuant to Article 6 or Article 8 that vests, in whole or in part, based on the attainment of Performance Goals.
2.27    “Performance Bonus Award” has the meaning set forth in Section 8.5 hereof.
2.28    “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that may be used to establish Performance Goals include, but are not limited to the following: revenue; earnings or net earnings (including earnings before or after any one or more of the following: interest, taxes, depreciation, or amortization); sales; economic value-added; cash flow (including, but not limited to, operating cash flow and free cash flow); cash flow return on capital; earnings per share of Common Stock (including earnings before any one or more of the following: interest, taxes, depreciation, amortization, restructuring costs or rental expenses); return on equity; return on capital; total stockholder return; return on invested capital; return on assets or net assets; return on sales; income or net income (either before or after taxes); operating earnings; operating income or net operating income; operating profit or net operating profit; operating or net profit margin; cost reductions or savings or expense management; funds from operations; appreciation in the Fair Market Value of shares of Common Stock; working capital; market share; productivity; expense; operating efficiency; customer satisfaction; and safety record, any of which may be measured in absolute terms or as compared to any incremental increase, on a consolidated basis, on an adjusted basis, or as compared to the performance of a published or special index, including, but not limited to, the Standard & Poor’s 500 Stock Index, the Nasdaq Market Index, the Russell 2000 index or a group of comparable companies, or any combination thereof.
2.29    “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on

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the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, the performance of an Affiliate, the performance of a division, business unit, geography, segment, product, product line, partnership, joint venture, minority investment or any combination thereof, of the Company or an Affiliate, or the performance of an individual. The Committee, in its discretion, may appropriately adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
2.30    “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.
2.31    “Performance Share” means a right granted to a Participant pursuant to Section 8.1 hereof, to receive Shares, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.
2.32    “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2 hereof, to receive Shares, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.
2.33    “Plan” means this Pilgrim’s Pride Corporation 2019 Long Term Incentive Plan, as it may be amended from time to time.
2.34    “Restricted Stock” means Shares awarded to a Participant pursuant to Article 6 that are subject to certain restrictions and may be subject to risk of forfeiture.
2.35    “Restricted Stock Unit” means an Award granted pursuant to Section 8.4 hereof and shall be evidenced by a bookkeeping entry representing the equivalent of one Share.
2.36    “Section 409A Compliance” shall have the meaning assigned to it in Section 9.6 hereof.
2.37    “Securities Act” shall mean the U.S. Securities Act of 1933, as amended.
2.38    “Share” means a share of Common Stock.
2.39    “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

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2.40    “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.
ARTICLE 3.    SHARES SUBJECT TO THE PLAN
3.1    Number of Shares.
(a)    Subject to Article 10 and Section 3.1(b) hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 2,000,000 Shares, all of which may be issued upon the exercise of Incentive Stock Options.
(b)    To the extent that an Award terminates, expires, lapses for any reason, or is settled in cash, any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award. To the extent permitted by applicable law or any exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against Shares available for grant pursuant to this Plan. The payment of Dividend Equivalent Rights in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
3.2    Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market.
3.3    Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, the maximum number of Shares with respect to one or more Awards that may be granted to any one Participant during any fiscal year shall be 2,000,000 Shares and the maximum amount that may be paid in cash during any fiscal year with respect to any Award (including, without limitation, any Performance Bonus Award) shall be $10,000,000.
3.4    Repricing. Notwithstanding the foregoing, a Repricing (as defined below) is prohibited without prior stockholder approval. Subject to compliance with the provisions of the immediately preceding sentence regarding a Repricing, the Committee may, at any time or from time to time: (a) authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards or (b) buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree. For purposes of the Plan, “Repricing” means any of the following or any other action that has the same purpose and effect: (i) lowering the exercise price of an outstanding Option or SAR granted under the Plan after it is granted or (ii) canceling an outstanding Award granted under the

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Plan at a time when its exercise or purchase price exceeds the then Fair Market Value of the stock underlying such outstanding Award, in exchange for another Award or a cash payment, unless the cancellation and exchange occurs in connection with a merger, amalgamation, consolidation, sale of substantially all the Company’s assets, acquisition, spin-off or other similar corporate transaction.
ARTICLE 4.    ELIGIBILITY AND PARTICIPATION
4.1    Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.
4.2    Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.
4.3    Non-U.S. Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries outside the United States in which the Company and its Affiliates operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable laws of jurisdictions outside of the United States; (d) establish subplans and modify exercise procedures and other terms and procedures and rules, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices), including adoption of rules, procedures or subplans applicable to particular Affiliates or Participants residing in particular locations; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 hereof; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and subplans with provisions that limit or modify rights on death, disability or retirement or on termination of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax liability to the Participant, the withholding procedures and handling of any Share certificates or other indicia of ownership which may vary with local requirements. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.
ARTICLE 5.    STOCK OPTIONS
5.1    General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

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(a)Exercise Price. The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 5.2(c) hereof, the per Share exercise price for any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant.
(b)Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.
(c)Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash or check, (ii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Committee may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which the Award shall be exercised, (iii) promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code), (iv) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (v) any combination of the foregoing methods of payment. The Committee shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
(d)Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.
5.2    Incentive Stock Options. Incentive Stock Options shall be granted only to Employees of the Company or any Subsidiary, and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1 hereof, must comply with the provisions of this Section 5.2.
(a)Expiration. Subject to Section 5.2(c) hereof, an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:
(i)Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

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(ii)Three months after the Participant’s termination of employment as an Employee; and
(iii)One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.
(b)Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
(c)Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Shares of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.
(d)Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such Shares to the Participant.
(e)Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.
(f)Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.
5.3    Substitution of Stock Appreciation Rights. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable.
ARTICLE 6.    RESTRICTED STOCK AWARDS
6.1    Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such

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terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.
6.2    Purchase Price. At the time of the grant of an Award of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each Share subject to the Award of Restricted Stock. To the extent required by applicable law, the price to be paid by the Participant for each Share subject to the Award of Restricted Stock shall not be less than the par value of a Share (or such higher amount required by applicable law). The purchase price of Shares acquired pursuant to the Award of Restricted Stock shall be paid either: (i) in cash at the time of purchase; (ii) at the sole discretion of the Committee, by services rendered or to be rendered to the Company or an Affiliate; or (iii) in any other form of legal consideration that may be acceptable to the Committee in its sole discretion and in compliance with applicable law.
6.3    Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.
6.4    Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
6.5    Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
ARTICLE 7.    STOCK APPRECIATION RIGHTS
7.1    Grant of Stock Appreciation Rights.
(a)A Stock Appreciation Right may be granted to any Eligible Individual selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement, provided that the term of any Stock Appreciation Right shall not exceed ten years.

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(b)A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Shares on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Shares on the date the Stock Appreciation Right was granted and (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.
7.2    Payment and Limitations on Exercise.
(a)Subject to Section 7.2(b) hereof, payment of the amounts determined under Section 7.1(b) hereof shall be in cash, in Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee.
(b)To the extent any payment under Section 7.1(b) hereof is effected in Shares, it shall be made subject to satisfaction of all provisions of Article 5 pertaining to Options.
ARTICLE 8.     OTHER TYPES OF AWARDS
8.1    Performance Share Awards. Any Eligible Individual selected by the Committee may be granted one or more Awards of Performance Shares which shall be denominated in a number of Shares and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
8.2    Performance Stock Units. Any Eligible Individual selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalents of Shares and/or units of value including dollar value of Shares and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

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8.3    Dividend Equivalent Rights. Any Eligible Individual selected by the Committee may be granted Dividend Equivalent Rights based on the dividends declared on the Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.
8.4    Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 9.5(b), transfer to the Participant one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a Restricted Stock Unit may be made in cash or any combination of cash and Shares, as determined by the Committee, in its sole discretion, at the time of grant of the Restricted Stock Units. Methods of converting Restricted Stock Units into cash may include, without limitation, a method based on the average Fair Market Value of Shares over a series of trading days. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement evidencing the grant of the Restricted Stock Unit.
8.5    Performance Bonus Awards. Any Eligible Individual selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee.
8.6    Other Awards. The Committee is authorized under the Plan to make any other Award to an Eligible Individual that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) a right with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. The Committee may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Participants on such terms and conditions as determined by the Committee from time to time.
8.7    Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalent Rights, Restricted Stock Units and any other Award granted pursuant to this Article 8 shall be set by the Committee in its discretion.

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8.8    Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Restricted Stock Units and any other Award granted pursuant to this Article 8; provided, however, that such price shall not be less than the par value of a Share on the date of grant, unless otherwise permitted by applicable state law.
8.9    Exercise upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalent Rights, Restricted Stock Units and any other Award granted pursuant to this Article 8 shall only be exercisable or payable while the Participant is an Employee, Consultant or Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalent Rights, Restricted Stock Units or any other Award granted pursuant to this Article 8 may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.
8.10    Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Shares or a combination of both, as determined by the Committee.
8.11    Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.
8.12    Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or an Affiliate on the day a Performance-Based Award for the appropriate Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned by a Participant under a Performance-Based Award, the Committee shall have the right to modify the amount payable at a given level of performance, if in its sole and absolute discretion, such modification is appropriate, or to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.
ARTICLE 9.    PROVISIONS APPLICABLE TO AWARDS
9.1    Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
9.2    Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates,

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and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.
9.3    Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant (including, without limitation, to a third party financial institution or for consideration) other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee (or the Board in the case of Awards granted to Independent Directors). The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including, but not limited to, members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or an Affiliate to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.
9.4    Beneficiaries. Notwithstanding Section 9.3 hereof, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee prior to the Participant’s death.
9.5    Stock Certificates; Book Entry Procedures.
(a)Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise or vesting of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental

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authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All certificates evidencing Shares delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state local, securities or other laws, including laws of jurisdictions outside of the United States, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any certificate evidencing Shares to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.
(b)Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
9.6    Accelerated Vesting and Deferral Limitations. The Committee shall not have the discretionary authority to accelerate or delay issuance of Shares under an Award that constitutes a deferral of compensation within the meaning of Section 409A of the Code, except to the extent that such acceleration or delay may, in the discretion of the Committee, be effected in a manner that will not cause any person to incur taxes, interest or penalties under Section 409A of the Code (“Section 409A Compliance”).
9.7    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
ARTICLE 10.CHANGES IN CAPITAL STRUCTURE
10.1    Adjustments.
(a)In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the price of the Shares other than an Equity Restructuring, the Committee shall make such adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 hereof); (ii) the terms and conditions of any outstanding Awards

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(including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per Share for any outstanding Awards under the Plan.
(b)In the event of any transaction or event described in Section 10.1(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(i)To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 10.1 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;
(ii)To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(iii)To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in outstanding options, rights and awards and options, rights and awards which may be granted in the future;
(iv)To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(v)To provide that the Award cannot vest, be exercised or become payable after such event.
(c)In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 10.1(a) and 10.1(b) hereof:

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(i)The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 10.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.
(ii)The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 hereof).
10.2    Acceleration Upon a Change in Control and for Other Reasons.
(a)Notwithstanding Section 10.1 hereof, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including, but not limited to, the date of such Change in Control, and shall give each Participant the right to exercise or accelerate such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.
(b)Regardless of whether an event has occurred as described in Section 10.2(a) above, and subject to Article 6 and Article 8 as to Performance-Based Awards, the Committee may in its sole discretion at any time determine that, upon the termination of employment or service of a Participant for any reason, or the occurrence of a Change of Control, all or a portion of such Participant’s Options or SARs shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any Performance Criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare.
(c)The Committee may discriminate among Participants and among Awards made to a Participant in exercising its discretion pursuant to this Section 10.2. In the event that the terms of any agreement between the Company or any Affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 10.2, this Section 10.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.
10.3    No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of Shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and

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no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or exercise price of any Award.
ARTICLE 11.    ADMINISTRATION
11.1    Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, may delegate administration of the Plan to a Committee consisting of two or more members of the Board. Unless otherwise determined by the Board, the Committee shall consist of at least one Non-Employee Director and one “independent director” under the rules of Nasdaq (or other principal securities market on which Shares are traded); provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 11.5 hereof. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Except as may otherwise be provided in the certificate of incorporation or bylaws of the Company or in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.
11.2    Action by the Committee. Unless otherwise established by the Board or in the certificate of incorporation or bylaws of the Company or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
11.3    Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:
(a)Designate Participants to receive Awards;
(b)Determine the type or types of Awards to be granted to each Participant;

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(c)Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d)Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;
(e)Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f)Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g)Decide all other matters that must be determined in connection with an Award;
(h)Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i)Determine conclusively whether a Change in Control of the Company has occurred pursuant to the definition in Section 2.5, and the date of the occurrence of such Change in Control and any incidental matters relating thereto;
(j)Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and
(k)Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.
11.4    Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.
11.5    Delegation of Authority. To the extent permitted by applicable law, the Board may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) Employees who are subject to Section 16 of the Exchange Act or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. For the avoidance of doubt, provided it meets the limitation in the preceding sentence, this delegation shall include the right to modify Awards as necessary to accommodate changes in the laws or regulations, including in jurisdictions outside the United States. Any delegation hereunder shall be subject to the restrictions and limits that the Board specifies at the time of such delegation, and the Board may

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at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.5 shall serve in such capacity at the pleasure of the Board.
ARTICLE 12.EFFECTIVE AND EXPIRATION DATE
12.1    Effective Date. The Plan is effective as of December 28, 2019.
12.2    Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after December 28, 2029, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth anniversary of (a) the date the Plan is approved by the Board or (b) the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.
ARTICLE 13.AMENDMENT, MODIFICATION, AND TERMINATION
13.1    Amendment, Modification, and Termination. Subject to Section 14.14 hereof, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 10), or (ii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant.
13.2    Awards Previously Granted. Except with respect to amendments made pursuant to Section 14.14 hereof, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Participant.
ARTICLE 14.GENERAL PROVISIONS
14.1    No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.
14.2    No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award, including the right to vote or receive dividends, until the Participant becomes the record owner of such Shares, notwithstanding the exercise of an Option or other Award.
14.3    Withholding. The Company or any Affiliate, as appropriate, shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy U.S. federal, state, and local taxes and taxes imposed by jurisdictions outside

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of the United States (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan or to take such other action as may be necessary in the opinion of the Company or an Affiliate, as appropriate, to satisfy withholding obligations for the payment of taxes. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such Shares were acquired by the Participant from the Company) in order to satisfy the Participant’s U.S. federal, state, local and non-U.S. income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. No Shares shall be delivered hereunder to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Committee for the satisfaction of the tax obligations with respect to any taxable event concerning the Participant or such other person arising as a result of this Plan.
14.4    No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Affiliate.
14.5    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.
14.6    Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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14.7    Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
14.8    Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.
14.9    Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
14.10    Fractional Shares. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.
14.11    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
14.12    Government and Other Regulations. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all applicable laws, rules, and regulations of the United States and jurisdictions outside the United States, and to such approvals by government agencies, including government agencies in jurisdictions outside of the United States, in each case as may be required or as the Company deems necessary or advisable. Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Shares subject to Awards granted hereunder prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (ii) completion of any registration or other qualification with respect to the Shares under any applicable law in the United States of in a jurisdiction outside of the United States or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the Shares paid pursuant to the Plan. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

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14.13    Governing Law. The Plan and all Award Agreements, and all controversies arising thereunder or related thereto, shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws that would apply to any other law.
14.14    Section 409A. Except as provided in Section 14.15 hereof, to the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.
14.15    No Representations or Covenants with respect to Tax Qualification. Although the Company may endeavor to (1) qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., incentive stock options under Section 422 of the Code or French-qualified stock options) or (2) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 14.14 hereof, notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.
14.16    Applicable Policies Notwithstanding any other provision of the Plan or an Award agreement to the contrary, acceptance by any Participant of any Award granted pursuant to the Plan constitutes such Participant’s acknowledgement and agreement that all Awards made pursuant to the Plan shall be subject to (a) Section 304 of the Sarbanes Oxley Act of 2002, (b) any rules and/or regulations issued pursuant to the Dodd-Frank Act of 2010 or any clawback policy adopted by the Company pursuant to such rules and/or regulations and (c) the insider trading policy of the Company.

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Pilgrim's

VOTE

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Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommends a vote FOR all the nominees listed in Proposals 1 and 2 and FOR Proposals 3, 4 and 5. The Board of Directors recommends a vote AGAINST Proposals 6 and 7.

1. Election of JBS Directors: 01 - Gilberto Tomazoni 02 - Denilson Molina 03 - Wallim Cruz De Vasconcellos Junior 04 - Vincent Trius 05 - Andre Nogueira de Souza 06 - Farha Aslam

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04	05	06
☐	☐	☐	☐	☐	☐

2. Election of Equity Directors: 01 - Michael L. Cooper 02 - Charles Macaluso 03 - Arquimedes A. Celis

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03
☐	☐	☐

Proposal	For	Against	Abstain
3. Advisory vote on executive compensation.	☐	☐	☐
4. Approval of the Pilgrim's Pride Corporation 2019 Long Term Incentive Plan.	☐	☐	☐
5. Ratify the appointment of KPMG LLP as independent registered public accounting firm for the Company for the fiscal year ending December 29, 2019.	☐	☐	☐
6. A stockholder proposal to provide a report regarding the reduction of water pollution.	☐	☐	☐
7. A stockholder proposal to provide a report on human rights due diligence.	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

1 U P X

0310YD

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Pilgrim's Pride Corporation

1770 Promontory Circle
Greeley, CO 80634

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Gilberto Tomazoni and Fabio Sandri, as proxies, each with the power to appoint his substitute, and hereby authorizes them and each of them to represent and to vote, as designated on the reverse side, all the shares of common stock of Pilgrim's Pride Corporation held of record by the undersigned on March 12, 2019, at the annual meeting of stockholders to be held on Wednesday, May 1, 2019, or any adjournment thereof.

UNLESS OTHERWISE SPECIFIED ON THIS PROXY, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED IN PROPOSALS 1 AND 2, "FOR" PROPOSALS 3, 4 AND 5, AND "AGAINST" PROPOSALS 6 AND 7. DISCRETION WILL BE USED WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

PLEASE EXECUTE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE.

(Continued and to be signed on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.